                                                            EXHIBIT 4.2




                    14TH AMENDMENT AND JANUARY 1, 1997 RESTATEMENT

                                        OF THE

                            FIRST EMPIRE STATE CORPORATION
                          RETIREMENT SAVINGS PLAN AND TRUST







                               Effective April 1, 1986












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                            FIRST EMPIRE STATE CORPORATION
                          RETIREMENT SAVINGS PLAN AND TRUST


                                  TABLE OF CONTENTS

                                                                  Page


Article 1 - Name; Effective Date ................................   1

  Section 1.01.  Name ...........................................   1

  Section 1.02.  Effective Date .................................   1

Article 2 - Definitions .........................................   1

  Section 2.01.  Account ........................................   1

  Section 2.02.  Actual Deferral Percentage
                 for Additional Employer
                 Contributions ..................................   1

  Section 2.03.  Actual Deferral Percentage
                 for Pre-tax Contributions ......................   1

  Section 2.04.  Additional Employer Contribution ...............   1

  Section 2.05.  After-tax Contribution .........................   1

  Section 2.06.  Affiliated Employer ............................   1

  Section 2.07.  Applicable Percentage for
                 After-tax Contributions ........................   2

  Section 2.08.  Applicable Percentage for
                 Pre-tax Contributions ..........................   2

  Section 2.09.  Beneficiary ....................................   2

  Section 2.10.  Code ...........................................   2

  Section 2.11.  Committee ......................................   2

  Section 2.12.  Compensation ...................................   2

  Section 2.13.  Continuous Service .............................   3

  Section 2.14.  Contribution ...................................   3

  Section 2.15.  Corporation .....................................  3

  Section 2.16.  Deferral Percentage for
                 Additional Employer
                 Contributions ...................................  3

  Section 2.17.  Deferral Percentage for
                 Pre-tax Contributions ...........................  4

  Section 2.18.  Deferral Percentage Test
                 for Additional Employer
                 Contributions ...................................  4

  Section 2.19.  Deferral Percentage Test
                 for Pre-tax Contributions .......................  4

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  Section 2.20.  Distribution ....................................  4

  Section 2.21.  East New York Bank ..............................  4

  Section 2.22.  East New York Plan ..............................  4

  Section 2.23.  Effective Date ..................................  4

  Section 2.24.  Eligible Employee ...............................  4

  Section 2.25.  Employee ........................................  4

  Section 2.26.  Employer ........................................  4

  Section 2.27.  Entry Date ......................................  4

  Section 2.28.  ERISA ...........................................  5

  Section 2.29.  Excess Benefit Credit ...........................  5

  Section 2.30.  Family Member ...................................  5

  Section 2.31.  First Empire State Corporation
                 Stock Fund ......................................  5

  Section 2.32.  Highly Compensated Employee .....................  5

  Section 2.33.  Investment Fund .................................  6

  Section 2.34.  Mid-term Value ..................................  6

  Section 2.35.  Multiple Use Limitation .........................  6

  Section 2.36.  Non-Highly Compensated
                 Employee ........................................  6

  Section 2.37.  Participant .....................................  6

  Section 2.38.  Period of Severance .............................  6

  Section 2.39.  Plan ............................................  6

  Section 2.40.  Plan Year .......................................  6

  Section 2.41.  Pre-tax Contributions ...........................  6

  Section 2.42.  Qualified Domestic Relations
                 Order ...........................................  7

  Section 2.43.  Revaluation Date ................................  7

  Section 2.44.  Rollover Contribution ...........................  7

  Section 2.45.  Salary Reduction Agreement ......................  7

  Section 2.46.  Salary Reduction Contribution ...................  7

  Section 2.47.  Severance from Service Date .....................  7

  Section 2.48.  Trust ...........................................  7

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  Section 2.49.  Trustee .........................................  7

Article 3 - Creation; Purpose ....................................  7

  Section 3.01.  Creation and Acceptance of
                 Trust ...........................................  7

  Section 3.02.  Purpose of Trust ................................  8

Article 4 - Eligibility To Participate ...........................  8

  Section 4.01.  Eligibility To Participate ......................  8

  Section 4.02.  Ceasing To Be an Employee .......................  8

  Section 4.03.  Participation After
                 Reemployment ....................................  8

  Section 4.04.  Dispute as to Eligibility .......................  8

  Section 4.05.  Noncontributing Participant .....................  8

Article 5 - Contributions ........................................  8

  Section 5.01.  Salary Reduction Contributions ..................  8

  Section 5.02.  Additional Employer Contributions ............... 11

  Section 5.03.  Rollover Contributions .......................... 12

  Section 5.04.  Profits ......................................... 12

  Section 5.05.  Determination of Amount of
                 Contributions ................................... 12

  Section 5.06.  Refunds of Excess
                 Contributions ................................... 12

Article 6 - Accounts ............................................. 14

  Section 6.01.  Separate Accounts and Records ................... 14

  Section 6.02.  Investment and Valuation of
                 Accounts ........................................ 14

  Section 6.03.  Limitations on Annual Additions ................. 15

  Section 6.04.  Vesting ......................................... 16

Article 7 - Withdrawals upon Financial Hardship .................. 17

  Section 7.01.  Withdrawals ..................................... 17

  Section 7.02.  Order of Withdrawal ............................. 18

Article 8 - Loans ................................................ 18

  Section 8.01.  Application ..................................... 18

  Section 8.02.  Limitations ..................................... 18

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  Section 8.03.  Terms ........................................... 19

  Section 8.04.  Other Provisions ................................ 20

Article 9 - Distribution of Benefits ............................. 20

  Section 9.01.  Entitlement to Distribution ..................... 20

  Section 9.02.  Notice by Employer .............................. 20

  Section 9.03.  Time of Distribution ............................ 20

  Section 9.04.  Method of Distribution .......................... 22

  Section 9.05.  Prohibition on Alienation ....................... 22

  Section 9.06.  Designation of Beneficiary ...................... 22

  Section 9.07.  Rollover Distribution ........................... 23

  Section 9.08.  Distributions to Alternate
                 Payees .......................................... 24

Article 10 - The Trust and the Trustee ........................... 24

  Section 10.01.  The Trust ...................................... 24

  Section 10.02.  Responsibility for Management
                  and Control of Assets .......................... 24

  Section 10.03.  General Powers of Trustee ...................... 24

  Section 10.04.  Payments from and Charges to
                  Trust .......................................... 26

  Section 10.05.  Duties of the Trustee .......................... 26

  Section 10.06.  Immunities of Trustee .......................... 26

  Section 10.07.  Removal ........................................ 26

  Section 10.08.  Successor Trustee .............................. 27

  Section 10.09.  Vesting of Property in New
                  Trustee ........................................ 27

  Section 10.10.  Final Settlement of Trustee's
                  Account ........................................ 27

  Section 10.11.  Merger of Trustee .............................. 27

  Section 10.12.  Right to Judicial Accounting ................... 27

Article 11 - Administration of the Plan .......................... 28

  Section 11.01.  The Committee .................................. 28

  Section 11.02.  Agents ......................................... 28

  Section 11.03.  Compensation and Expenses ...................... 28

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  Section 11.04.  Action by the Committee ........................ 28

  Section 11.05.  Records ........................................ 29

  Section 11.06.  Defect or Omission ............................. 29

  Section 11.07.  Disqualification of Member ..................... 29

  Section 11.08.  Liability of Committee Members ................. 29

  Section 11.09.  Funding Policy ................................. 29

  Section 11.10.  Establishment of Investment
                  Funds .......................................... 29

  Section 11.11.  Claims by Employees and
                  Participants ................................... 29

Article 12 - Termination, Continuation
             and Merger .......................................... 29

  Section 12.01.  Termination of the Plan ........................ 29

  Section 12.02.  Continuation or Merger of Plan ................. 30

Article 13 - Top-Heavy Provisions ................................ 30

  Section 13.01.  Definition of Top-Heavy Plan ................... 30

  Section 13.02.  Top-Heavy Rules ................................ 31

  Section 13.03.  Maximum Permissible Contributions
                  and Benefits ................................... 31

Article 14 - Miscellaneous ....................................... 32

  Section 14.01.  Rights of All Interested
                  Parties Determined by
                  Terms of the Plan .............................. 32

  Section 14.02.  No Employment Rights Created ................... 32

  Section 14.03.  Mistaken Contributions, etc. ................... 32

  Section 14.04.  Construction ................................... 32

  Section 14.05.  Number and Gender .............................. 32

  Section 14.06.  Notice to Employees ............................ 32

  Section 14.07.  Notification of Address ........................ 32

  Section 14.08.  Amendments ..................................... 32

  Section 14.09.  Headings ....................................... 33

  Section 14.10.  Governing Law .................................. 33

Article 15 - Admission of Certain Employees ...................... 33

  Section 15.01.  Boeing Company Employees ....................... 33

  Section 15.02.  Former Chemical Bank Employees ................. 33

  Section 15.03.  Former East New York Employees ................. 34

  Section 15.04.  Former Monroe Savings Bank,
                  F.S.B. Employees ............................... 34

  Section 15.05.  Former Empire Federal Savings
                  Bank of America Employees ...................... 34

  Section 15.06.  Former Goldome Employees ....................... 34

  Section 15.07.  Former Endicott Trust Company
                  Employees and Central Trust
                  Company Employees .............................. 35

  Section 15.08.  Former Citizens Savings Bank
                  Employees ...................................... 35

  Section 15.09.  Former Statewide Funding Corp.
                  Employees ...................................... 35

  Section 15.10.  Former Chase Bank Employees .................... 35

  Section 15.11.  Former Exchange Mortgage Corp.
                  Employees ...................................... 35

  Section 15.12.  Former Integra Bank Employees .................. 35

Article 16 - Protected Benefit Options Subject
             to Sections 401(a)(11) and 417 ...................... 35

  Section 16.01.  Definitions .................................... 35

  Section 16.02.  Protected Distribution Options
                  Available to Former Merged
                  Plan Participations ............................ 37

  Section 16.03.  Additional Protected Distribution
                  Options Available to Former ENY
                  Plan Participants .............................. 37

  Section 16.04.  Additional Protected Distribution
                  Options Available to Former MHT
                  Plan Participants .............................. 39

  Section 16.05.  Election to Waive the Normal
                  Form of Distribution ........................... 39

  Section 16.06.  Preretirement Death of Former
                  Merged Plan Participant ........................ 40

  Section 16.07.  Purchase of Annuity ............................ 40

Article 17 - Protected Benefit Options For Former
             Participants in Plans Not Subject
             to Code Section 401(a)(11) .......................... 40

  Section 17.01.  Definitions .................................... 40

  Section 17.02.  Protected Benefit Options for
                  Former Chemical Plan
                  Participants ................................... 41

  Section 17.03.  Protected Benefit Options for
                  Former Citizens Plan
                  Participants ................................... 42

  Section 17.04.  Protected Benefit Options for
                  Former Statewide Plan
                  Participants ................................... 43

  Section 17.05.  Protected Benefit Options for
                  Former Chase Plan Participants ................. 43

  Section 17.06.  Repayment of Cash-out .......................... 43

                            FIRST EMPIRE STATE CORPORATION
                          RETIREMENT SAVINGS PLAN AND TRUST


                                      ARTICLE 1

                                 NAME; EFFECTIVE DATE

    SECTION 1.1. NAME. This plan shall be known as the First Empire State Corporation Retirement Savings Plan and Trust, hereinafter referred to as the "Plan."

    SECTION 1.2. EFFECTIVE DATE. The Plan shall be effective as of April 1, 1986, hereinafter referred to as the "Effective Date."


                                      ARTICLE 2

                                     DEFINITIONS

    As used in this Plan, and except as otherwise provided herein, the following terms shall have the meaning hereinafter set forth:

    SECTION 2.1. "Account" shall mean an account established for a Participant pursuant to Article 6 hereof.

    SECTION 2.2. "Actual Deferral Percentage for Additional Employer Contributions" shall mean, for a particular Plan Year, the average of the Deferral Percentages for Additional Employer Contributions of each Eligible Employee in the group for which the Actual Deferral Percentage for Additional Employer Contributions is to be determined.

    SECTION 2.3. "Actual Deferral Percentage for Pre-tax Contributions" shall mean, for a particular Plan Year, the average of the Deferral Percentages for Pre-tax Contributions of each Eligible Employee in the group for which the Actual Deferral Percentage for Pre-tax Contributions is to be determined.

    SECTION 2.4.  "Additional Employer Contribution" shall mean a
Contribution made pursuant to Section 5.02 hereof.  For purposes of Section
6.01 hereof, Additional Employer Contributions shall include any employer contribution, other than an elective deferral as defined in Code Section 402(g), made to a plan described in Article 16 or 17 hereof.

    SECTION 2.5. "After-tax Contribution" shall mean a Contribution described in Section 5.01(a)(3) hereof. For purposes of Section 6.01 hereof, After-tax Contributions shall include any after-tax contribution made to a plan described in Article 16 or 17 hereof.

    SECTION 2.6. "Affiliated Employer" shall mean the Employer and any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Treasury Regulations under Code Section 414(o).

    SECTION 2.7. "Applicable Percentage for After-tax Contributions" shall have the meaning provided in Section 5.01(a) hereof.

    SECTION 2.8. "Applicable Percentage for Pre-tax Contributions" shall have the meaning provided in Section 5.01(a) hereof.

    SECTION 2.9. "Beneficiary" shall mean any person to whom a Distribution is payable upon the death of a Participant.

    SECTION 2.10. "Code" shall mean the Internal Revenue Code of 1986, as amended.

    SECTION 2.11. "Committee" shall mean the committee appointed by the Corporation in accordance with Section 11.01 hereof.

    SECTION 2.12.  "Compensation" shall have the following meanings:

         (a) For purposes of Sections 5.01(a) and 5.02(a) hereof, an Employee's Compensation shall be the sum of the following amounts paid to the Employee during the calendar year: (1) the Employee's base salary, and (2) 75% of the Employee's sales commissions. All forms of compensation paid in addition to base salary, (including, but not limited to, bonuses, overtime, commissions, incentives and Excess Benefit Credits), other than the commissions described in (2) above, are excluded from Compensation.

         (b) For purposes of Sections 2.16 and 2.17 hereof, Compensation shall mean amounts paid with respect to an Eligible Employee in the Plan Year and required to be reported on the Employee's Form W-2 for services performed for the Employer. For any Plan Year, the Committee may elect to include in the definition of the term "Compensation" contributions made on behalf of an Eligible Employee by the Employer pursuant to a salary reduction agreement under Code Section 401(k) or 125; provided, however, that such election shall be applied consistently with respect to all Eligible Employees for any such Plan Year.

         (c) Notwithstanding the foregoing, solely for the purposes of Sections 2.30, 6.03 and 13.02 hereof, Compensation shall mean an Employee's earned income, wages, salaries, and fees for professional services, and other amounts received for personal services actually rendered in the course of employment with an Employer, but shall not include (i) employer contributions to a deferred compensation plan that are not includible in the Employee's gross income for the taxable year in which contributed or any distributions from a deferred compensation plan (other than an unfunded nonqualified plan);
(ii) amounts realized from the exercise of a nonstatutory stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (iii) amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option; or (iv) other amounts which receive special tax benefits, such as premiums for group term life insurance to the extent not includible in the gross income of the individual.

         (d) Notwithstanding the foregoing, for purposes other than Sections
2.30 and 2.32 hereof, effective January 1,

1989, the amount of Compensation taken into account for any Employee for any calendar year is limited to $200,000 per calendar year, as adjusted in accordance with Section 401(a)(17) of the Code, and, effective January 1, 1994, the amount of Compensation taken into account for any Employee for any calendar year is limited to $150,000 per calendar year, as adjusted in accordance with Section 401(a)(17) of the Code. Such limitation shall be prorated for partial years based on the number of actual weeks worked pursuant to applicable Treasury Regulations. In determining Compensation for purposes of the above limitation, the rules of Code Section 414(q)(6) shall apply, except that in applying such rules, the term "family" shall include only the spouse of an Employee and any lineal descendants of the Employee who have not attained age 19 before the end of the year. If the above limitation applies to the combined Compensation of an Employee and one or more family members, the provisions of Article 5 hereof shall be applied by prorating the amount of the limit, as adjusted, among the Employee and his family members in the proportion that the Compensation of each determined prior to application of this limit bears to the total Compensation of the Employee and such family members determined prior to the application of this limit.

    SECTION 2.13. (a) "Continuous Service" shall mean the period (1) beginning on the later of (A) the first date that an individual is paid or entitled to payment by the Employer for the performance of duties or (B) the first date, after a Period of Severance that is not counted as Continuous Service, that the individual is entitled to payment by the Employer for the performance of duties, and (2) ending on his Severance from Service Date.

         (b) All periods of Continuous Service shall be aggregated except that Continuous Service of less than 12 months prior to a Period of Severance of 12 months or more shall not be aggregated with subsequent Continuous Service.

         (c) A Period of Severance of less than 12 months shall be counted as Continuous Service. A Period of Severance of 12 months or more shall not be counted as Continuous Service.

         (d) An individual shall also be credited with Continuous Service for service with any corporation that is consolidated or merged with the Employer, or to whose business the Employer is a successor, if such individual becomes an Employee upon such consolidation, merger, or succession.

    SECTION 2.14.  "Contribution" shall mean a contribution made pursuant to
Article 5 hereof.

    SECTION 2.15. "Corporation" shall mean the Manufacturers and Traders Trust Company.

    SECTION 2.16. "Deferral Percentage for Additional Employer Contributions" shall mean with respect to an Eligible Employee for a particular Plan Year, the ratio of (a) the sum of (i) Additional Employer Contributions to the Plan made by the Employer with respect to the Eligible Employee (other than Additional Employer Contributions made to meet the requirements of Section 13.02 hereof) and (ii) After-tax Contributions to the Plan made by the Eligible Employee to (b) the Eligible Employee's Compensation from the Employer for the Plan Year, provided that the Employer, at its option and to the extent permitted by

Treasury Regulations, may include in (a) above with respect to each Eligible Employee for the Plan Year, the Pre-tax Contributions to the Plan and qualified nonelective contributions (as defined in Code Section 401(m)(4)(C)) under the Plan or any other plan of the Employer qualified under Code Section 401.

    SECTION 2.17. "Deferral Percentage for Pre-tax Contributions" shall mean with respect to an Eligible Employee for a particular Plan Year, the ratio of
(a) the Pre-tax Contributions (including, except to the extent otherwise provided by Treasury Regulations, Pre-tax Contributions refunded to the Eligible Employee because of the limitation imposed by Code Section 402(g)) to the Plan made by the Employer with respect to the Eligible Employee for the Plan Year, to (b) the Eligible Employee's Compensation from the Employer for the Plan Year, provided that the Employer, at its option and to the extent provided by Treasury Regulations, may include in (a) above with respect to each Eligible Employee for the Plan Year the amount of Additional Employer Contributions.

    SECTION 2.18. "Deferral Percentage Test for Additional Employer Contributions" shall mean the test set forth in Section 5.02(b) hereof.

    SECTION 2.19. "Deferral Percentage Test for Pre-tax Contributions" shall mean the test set forth in Section 5.01(c) hereof.

    SECTION 2.20. "Distribution" shall mean a payment pursuant to Article 9, 16 or 17 hereof on account of a Participant's termination of service for any reason.

    SECTION 2.21.  "East New York Bank" shall mean The East New York Savings
Bank.

    SECTION 2.22. "East New York Plan" shall mean the 401(k) Plan for the Employees of The East New York Savings Bank.

    SECTION 2.23.  "Effective Date" shall mean April 1, 1986.

    SECTION 2.24. "Eligible Employee" shall mean an Employee who is eligible to participate in the Plan pursuant to Article 4 hereof.

    SECTION 2.25. "Employee" shall mean any individual who is employed by the Employer. A leased employee of the Employer, as defined in Code Section 414(n)(2), shall not be considered an Employee.

    SECTION 2.26. "Employer" shall mean the Corporation and any other Affiliated Employer upon the adoption of the Plan by the board of directors of any such Affiliated Employer and the consent of the board of directors of the Corporation to the adoption of the Plan by any such Affiliated Employer. As the context requires, the term "Employer" as used herein shall apply collectively to all corporations that are Employers under the Plan or singly to an Employer. For purposes of Sections 2.13, 2.38 and 2.47 hereof only, the term "Employer" shall also include any Affiliated Employer.

    SECTION 2.27. "Entry Date" shall mean the first day of each month of each year.

    SECTION 2.28. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    SECTION 2.29. "Excess Benefit Credit" shall mean any Excess Benefit Credit, as defined in the First Empire State Corporation Flexible Benefits Plan, to the extent deposited in the Trust.

    SECTION 2.30. "Family Member" shall mean an individual who is a member of the family of a 5-percent owner (as described in Code Section 414(q)) of the Employer or who is a member of a family that includes one of the ten Highly Compensated Employees who have the highest Compensation during the Plan Year. For this purpose, an individual's family means his spouse, lineal ascendants and descendants, and the spouses of such lineal ascendants and descendants.

    SECTION 2.31. "First Empire State Corporation Stock Fund" shall mean an Investment Fund established pursuant to Section 11.10 hereof that is invested exclusively in stock of First Empire State Corporation, except that a portion of this Investment Fund may be held in short-term interest-bearing investments pending purchase of First Empire State Corporation stock and to provide sufficient liquidity for Distributions, loans and hardship withdrawals.

    SECTION 2.32. "Highly Compensated Employee" shall mean an Eligible Employee who, with respect to the Employer, who is either:

         (a) An Employee who performs service for the Employer during the Plan Year and who during the twelve-month period immediately preceding the Plan Year (the "Lookback Year"):


              (1) Was a "5-percent owner" (as described in Code Section 414(q)) of an Affiliated Employer;

              (2) Received Compensation from an Affiliated Employer in excess of $75,000 (as adjusted under Code Section 402(g) for cost-of-living increases);

              (3) Received Compensation from an Affiliated Employer in excess of $50,000 (as adjusted under Code Section 402(g) for cost-of-living increases) and was a member of the "top-paid group" (as determined in accordance with Treasury Regulations under Code Section 414(q)) for such year; or

              (4) Was an officer of an Affiliated Employer and received Compensation during such year that is greater than $45,000 (as adjusted under Code Section 402(g) for cost-of-living increases). For purposes of this paragraph, not more than 50 Employees (or, if lesser, the greater of three Employees or 10% of the Employees of the Affiliated Employers) shall be treated as officers for any year.

         (b)  An Employee who is:

              (1) Both described in (a) above if the term "Plan Year" is substituted for the term "Lookback Year" and is one of the 100 Employees who received the most Compensation from the Employer during the Plan Year; or

              (2) A "5-percent owner" of an Affiliated Employer during the Plan Year.

         (c)  If no officer has satisfied the Compensation requirement of
(a)(4) above during either the Plan Year or Lookback Year, the highest paid
officer for the Lookback Year; or               (d)  An Employee who
terminated service with the Affiliated Employers prior to the Plan Year, performed no service for an Affiliated Employer during the Plan Year, and was a Highly Compensated Employee for either the year he terminated such service or any Plan Year ending on or after his 55th birthday.

    SECTION 2.33. "Investment Fund" shall mean a fund established pursuant to Section 11.10 hereof.

    SECTION 2.34. "Mid-term Value" shall mean, with respect to an Account, or portion thereof, (a) the value of the Account or portion thereof as of the next preceding Revaluation Date (or as of the Effective Date if there is no prior Revaluation Date), plus (b) Rollover Contributions, if any, credited as of the next preceding Revaluation Date, plus (c) one-half of the amount of Contributions (excluding Rollover Contributions) credited to the Account or portion thereof during the period beginning immediately after the next preceding Revaluation Date (or immediately after the Effective Date if there is no prior Revaluation Date) and ending with the current Revaluation Date, minus (d) the amount of any withdrawal or Distribution from such Account or portion thereof during such period.

    SECTION 2.35. "Multiple Use Limitation" shall mean an amount equal to the sum of the following:

         (a) 125 percent of the greater of (1) the Actual Deferral Percentage for Pre-tax Contributions for Non-Highly Compensated Employees, or (2) the Actual Deferral Percentage for Additional Employer Contributions for Non-Highly Compensated Employees; and

         (b) the lesser of (1) 200 percent of the lesser of (a)(1) or (a)(2) of this Section 2.35, or (2) 2 percentage points plus the lesser of (a)(1) or
(a)(2) of this Section 2.35.

    SECTION 2.36. "Non-Highly Compensated Employee" shall mean an Eligible Employee who is neither a Highly Compensated Employee nor a Family Member.

    SECTION 2.37. "Participant" shall mean an Employee with an Account or who has a Salary Reduction Agreement in effect.

    SECTION 2.38. "Period of Severance" shall mean any period commencing with an individual's Severance from Service Date and ending with the first day on which the individual is paid or entitled to payment by the Employer for the performance of duties.

    SECTION 2.39. "Plan" shall mean the First Empire State Corporation Retirement Savings Plan and Trust.

    SECTION 2.40.  "Plan Year" shall mean the calendar year.

    SECTION 2.41. "Pre-tax Contributions" shall mean Contributions made pursuant to Section 5.01(a)(2) hereof and shall include Excess Benefit Credits. For purposes of Sections 6.01 and 7.01 hereof, Pre-tax Contributions shall include any elective deferral contribution, as defined in Code Section 402(g), made to a plan described in
Article 16 or 17.

    SECTION 2.42. "Qualified Domestic Relations Order" shall mean a qualified domestic relations order within the meaning of Code Section 414(p).

    SECTION 2.43. "Revaluation Date" shall mean the last day of each month of each year and such other date or dates as the Committee may determine in its discretion.

    SECTION 2.44. "Rollover Contribution" shall mean a contribution or transfer made pursuant to Section 5.03 hereof. For purposes of Section 6.01 hereof, a Rollover Contribution includes any amount transferred pursuant to Code Section 402(a)(5) or 408(d)(3) to a plan described in Article 16 or 17 hereof.

    SECTION 2.45. "Salary Reduction Agreement" shall mean an agreement between an Eligible Employee and the Employer entered into pursuant to
Section 5.01(a) hereof.

    SECTION 2.46. "Salary Reduction Contribution" shall mean the Pre-tax and After-tax Contributions made pursuant to Section 5.01 hereof including any Excess Benefit Credit.

    SECTION 2.47.  "Severance from Service Date" shall mean the earlier of:

         (a) The date an individual dies, or resigns, retires, or is discharged from service with the Employer; or

         (b) The first anniversary of the commencement of a period during which an individual remains absent from service with the Employer, with or without pay, for any other reason, including, but not limited to, vacation, holiday, sickness, disability, layoff or leave of absence, but excluding a paternity or maternity absence within the meaning of Code Section 410(a)(5)(E)(i); or

         (c) The second anniversary of the commencement of a period during which an individual remains absent from service with the Employer for reason of a paternity or maternity absence within the meaning of Code Section 410(a)(5)(E)(i).

    SECTION 2.48.  "Trust" shall mean the trust created pursuant to Section
3.01 hereof.

    SECTION 2.49. "Trustee" shall mean the Manufacturers and Traders Trust Company, or such successor or additional Trustee or Trustees as may be appointed from time to time by the Corporation.

                                      ARTICLE 3

                                  CREATION; PURPOSE

    SECTION 3.1. Creation and Acceptance of Trust. A trust is hereby created by the Employer for the benefit of the Eligible Employees and their Beneficiaries. The Trustee agrees to accept the Trust assets and agrees to hold, control, invest, and disburse those assets in accordance with the terms and conditions of this Plan.

    SECTION 3.2. PURPOSE OF TRUST. The Trust created hereby is for the purpose of enabling Eligible Employees of the Employer to share in the profits of the Employer. In no event shall any part of the principal or income of the Trust be paid to or revested in the Employer, or be used for any purpose whatsoever other than the exclusive benefit of Eligible Employees and their Beneficiaries, except as may be provided in Section 14.03 hereof relating to Contributions made under a mistake of fact.

                                      ARTICLE 4

                              ELIGIBILITY TO PARTICIPATE

    SECTION 4.1. ELIGIBILITY TO PARTICIPATE. Each Employee who was a Participant in the Plan on December 31, 1996 shall be a Participant in the Plan on January 1, 1997. Subject to the provisions of Article 15 hereof, each other Employee shall be eligible to elect to participate in the Plan beginning on an Entry Date following his completion of 12 months of Continuous Service, and on which he is an Employee and at least 21 years of age. An Eligible Employee may elect to participate in the Plan by entering into a Salary Reduction Agreement under Section 5.01 hereof.

    SECTION 4.2. CEASING TO BE AN EMPLOYEE. An Eligible Employee who ceases to be an Employee, but who remains employed by the Employer shall cease to be eligible to participate in the Plan commencing on the date he ceases to be an Employee. He shall be eligible to participate again in the Plan commencing on the Entry Date coincident with or next following the first date thereafter that he again becomes an Employee.

    SECTION 4.3. PARTICIPATION AFTER REEMPLOYMENT. A Participant whose service with the Employer terminates shall be eligible to participate again in the Plan commencing on the first date after such termination that he again becomes an Employee.

    SECTION 4.4. DISPUTE AS TO ELIGIBILITY. In the event of a dispute as to the eligibility of any individual to participate in the Plan, the decision of the Committee as to such eligibility shall be final and conclusive for all purposes.

    SECTION 4.05. NONCONTRIBUTING PARTICIPANT. An Employee who makes a Rollover Contribution to the Plan pursuant to Section 5.03 hereof may do so prior to meeting the eligibility requirements of Section 4.01 hereof. Such an Employee will be treated as a Participant under the Plan for all purposes except that he may not make Salary Reduction Contributions to the Plan.

                                      ARTICLE 5

                                    CONTRIBUTIONS

    SECTION 5.1.  SALARY REDUCTION CONTRIBUTIONS.

         (a)(1) An Eligible Employee may enter into a written Salary Reduction Agreement with the Employer (i) at any time in advance of the Eligible Employee's Entry Date, if he elects to participate in the Plan on the first Entry Date coincident with or immediately following his completion of the age and service requirements of Section 4.01 hereof, or (ii) at least 15 days prior to the Eligible Employee's Entry Date, if he elects to participate on an Entry Date following such first Entry Date. The Salary
Reduction Agreement shall be applicable to all payroll periods ending on or after the Eligible Employee's Entry Date and shall provide that the Eligible Employee agrees to accept, for the Plan Year covered by the Salary Reduction Agreement, biweekly reductions in his salary payments from the Employer for each payroll period ending on or after the Eligible Employee's Entry Date determined using the Pre-tax Applicable Percentage and After-tax Applicable Percentage, as described in Sections 5.01(a)(2) and 5.01(a)(3) hereof. These percentages shall be whole percentages, and their sum shall not exceed ten percent. The terms shall also provide that the Salary Reduction Agreement shall terminate on the earlier of the Eligible Employee's Severance from Service Date or on the date he ceases to be an Employee. Further, the terms shall provide that Salary Reduction Contributions shall be suspended for twelve months following a withdrawal under Section 7.01 hereof.

              (2) Pre-tax Contributions for an Eligible Employee will equal
(i) the amounts, which when combined with any Excess Benefit Credits of such Eligible Employee for such payroll period equal the Pre-tax Applicable Percentage of his Compensation for such payroll period, less (ii) the amounts described in Section 5.01(a)(3)(ii) and (iii).

              (3) After-tax Contributions for an Eligible Employee for a payroll period will equal the sum of the following: (i) the After-tax Applicable Percentage of the Eligible Employee for such payroll period multiplied by the Employee's Compensation for such payroll period; (ii) the excess of (A) the designated Pre-tax Contributions determined under Section 5.01(a)(2)(i) hereof (and other elective deferrals, as defined in Code
Section 402(g)(3), made by the Employer on behalf of the Employee and not distributed or recharacterized as after-tax contributions) over (B) $7,000 (as adjusted under Code Section 402(g) for cost-of-living increases), and
(iii) Pre-tax Contributions that are recharacterized as After-tax Contributions in order to meet the Deferral Percentage Test for Pre-tax Contributions as authorized by applicable government regulations and under uniform rules.

              (4) The sum of Pre-tax Contributions (including any Excess Benefit Credits) and After-tax Contributions made on behalf of an Employee will be the Salary Reduction Contributions made by or on behalf of the Employee. The Employer will contribute to the Eligible Employee's Account, biweekly, with respect to each payroll period ending on or after the Entry Date next following execution of the Salary Reduction Agreement, a Salary Reduction Contribution in an amount equal to the resultant dollar amount for each payroll period. In no event shall Salary Reduction Contributions for a given Plan Year be made by the Employer later than 30 days following the end of the Plan Year. Salary Reduction Contributions, when combined with any Additional Employer Contributions on behalf of the Eligible Employee, shall not exceed, for any Plan Year, $30,000 (or, if greater, 1/4 of the dollar limitation under Code Section 415(b)(1)(A)).

         (b) Salary Reduction Contributions made pursuant to this Section
5.01 shall be governed by the following additional provisions:

              (1) Pre-tax Contributions shall be considered as Contributions made by the Employer. Except as otherwise provided in this Plan, After-tax Contributions shall be treated as Contributions made by the Participants and not by the Employer.

              (2) A Salary Reduction Agreement may be amended effective as of the first payroll period ending on or after the next succeeding Entry Date, to specify a different Applicable Percentage (but not more than ten percent), resulting in a different dollar amount reduction, by the Participant's giving the Committee written notice at least 15 days in advance of such Entry Date.

              (3) A Participant may cancel a Salary Reduction Agreement as of a payroll period specified by the Participant (or the first payroll period by which the Committee can implement the cancellation, if later) by giving the Committee written notice at any time in advance of the commencement of such specified payroll period. In the event a Salary Reduction Agreement is canceled, the Participant may enter into a new Salary Reduction Agreement with an effective date of any succeeding Entry Date on which he is an Employee.

              (4) The Employer may revoke its Salary Reduction Agreements with any or all Participants, or amend its Salary Reduction Agreements with any or all Participants, on a basis which does not discriminate in favor of Highly Compensated Employees if the Employer determines that it will not have sufficient current or accumulated profits or other available funds (determined in accordance with Section 5.04 hereof) to make the Contributions to the Plan required by the Salary Reduction Agreements.

              (5) The Employer may revoke or amend its Salary Reduction Agreement with any Participant at any time, if the Employer determines that such revocation or amendment is necessary to ensure the limitations set forth in Section 6.03 hereof will not be exceeded with respect to the Participant, or to ensure that the Deferral Percentage Test for Pre-tax Contributions will be met.

         (c) The Deferral Percentage Test for Pre-tax Contributions shall be satisfied for a Plan Year if either of the following tests is met for such Plan Year:

              (1) The Actual Deferral Percentage for Pre-tax Contributions for Highly Compensated Employees is not more than the Actual Deferral Percentage for Pre-tax Contributions for Non-Highly Compensated Employees multiplied by 1.25; or

              (2) The excess of the Actual Deferral Percentage for Pre-tax Contributions for Highly Compensated Employees over the Actual Deferral Percentage for Pre-tax Contributions for Non-Highly Compensated Employees is not more than two percentage points (or such lesser amount as may be designated by Treasury Regulations), and the Actual Deferral Percentage for Pre-tax Contributions for Highly Compensated Employees is not more than the Actual Deferral Percentage for Pre-tax Contributions for Non-Highly Compensated Employees multiplied by two (or such lesser amount as may be designated by Treasury Regulations).

         (d) For purposes of determining the Deferral Percentage for Pre-tax Contributions for a Highly Compensated Employee, Contributions made on behalf of his Family Members shall be treated as made on his behalf and their Compensation shall be included in his Compensation. His Family Members shall be disregarded in determining the Actual Deferral Percentage for Pre-tax Contributions for Non-Highly Compensated Employees.

         (e) For purposes of determining the Deferral Percentage for Pre-tax Contributions for a Highly Compensated Employee who is eligible to have elective contributions allocated to his account under two or more plans described in Code Section 401(k) that are maintained by an Affiliated Employer, this Section 5.01 shall be applied by determining the Deferral Percentages for Pre-tax Contributions as if all such plans were a single plan. In the event such plans have different plan years, all such plans ending with or within the same calendar year shall be treated as a single plan.

         (f) In the event that the Plan satisfies the requirements of Code
Section 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code Section 410(b) only if aggregated with the Plan, this Section 5.01 shall be applied by determining the Deferral Percentages for Pre-tax Contributions as if all such plans were a single plan.

    SECTION 5.2.  ADDITIONAL EMPLOYER CONTRIBUTIONS.

         (a) The Employer shall also contribute for each payroll period biweekly, at the same time Salary Reduction Contributions are made, Additional Employer Contributions on behalf of each Participant in amounts equal to the lesser of (i) 75% of the sum of such Salary Reduction Contributions made by or on behalf of such Participant or (ii) 4.5% of the Participant's Compensation for such payroll period. The Additional Employer Contributions shall be allocated among the Participants' Accounts in the same proportions as the Salary Reduction Contributions, provided that the Additional Employer Contributions shall not discriminate in favor of Employees who are officers, shareholders, or Highly Compensated Employees.
In no event shall Additional Employer Contributions for a Plan Year be made later than the time prescribed by law for filing the annual federal tax return of the Employer (including any extensions which have been granted for the filing of such return) for that Plan Year.

         (b) The Deferral Percentage Test for Additional Employer
Contributions shall be satisfied for a Plan Year if either of the following tests is met for such Plan Year:

              (1) The Actual Deferral Percentage for Additional Employer Contributions for Highly Compensated Employees is not more than the Actual Deferral Percentage for Additional Employer Contributions for Non-Highly Compensated Employees multiplied by 1.25; or

              (2) The excess of the Actual Deferral Percentage for Additional Employer Contributions for Highly Compensated Employees over the Actual Deferral Percentage for Additional Employer Contributions for Non

-Highly Compensated Employees is not more than two percentage points (or such lesser amount as may be designated by Treasury Regulations), and the Actual Deferral Percentage for Additional Employer Contributions for Highly Compensated Employees is not more than the Actual Deferral Percentage for Additional Employer Contributions for Non-Highly Compensated Employees multiplied by two (or such lesser amount as may be designated by Treasury Regulations).

         (c) In the event that the Plan satisfies the requirements of Code
Section 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code Section 410(b) only if aggregated with the Plan, this Section 5.02 shall be applied by determining the Deferral Percentages for Additional Employer Contributions as if all such plans were a single plan.

         (d) For purposes of determining the Deferral Percentage for Additional Employer Contributions for a Highly Compensated Employee, the Contributions made by or on behalf of his Family Members shall be treated as made by him or on his behalf and their Compensation shall be included in his Compensation. His Family Members shall be disregarded in determining the Actual Deferral Percentage for Additional Employer Contributions for Non-Highly Compensated Employees.

    SECTION 5.3. Rollover Contributions. An Employee may contribute to the Plan amounts that may be transferred pursuant to Code Section 402(a)(5) or 408(d)(3) to a plan described in Code Section 401(a) on any Revaluation Date occurring in the 12-month period beginning on the Employee's date of employment.

    SECTION 5.4. Profits. The Plan is a profit-sharing plan. Contributions may be made, in the discretion of the Employer, without regard to its profits.

    SECTION 5.5. Determination of Amount of Contributions. The Employer shall determine the amount of any Contributions to be made by it hereunder, and, in making such determination, it shall be entitled to rely on statements or estimates prepared by it or by an independent public accountant (on the basis of the Employer's records), notwithstanding, and without recalculation for, any subsequent adjustment of the Employer's records or profits. The Trustee shall not be under any duty to inquire into the correctness of the Contributions paid over to the Trustee hereunder; nor shall the Trustee or any other person be under any duty to enforce the payment of the Contributions to be made hereunder; and the Employer's determination of the Contributions hereunder shall be final and conclusive on all persons. The Employer may make such Contributions in cash or in kind. Nothing in this Plan shall entitle any Trustee, Participant or Beneficiary to inquire into or demand the right to inspect the books and records of the Employer.

    SECTION 5.6.  Refunds of Excess Contributions.             (a) Pre-tax
Contributions and all other amounts deferred on the Participant's behalf in such Plan Year under plans or arrangements described in Code Sections 401(k), 408(k) or 403(b) of the Employer may not exceed the limitation imposed by Code Section 402(g). The Participant may request in writing addressed to the Committee the refund of a specified amount of Pre-tax Contributions made by the Employer on the Participant's behalf in a particular Plan Year so that the limitation provided in Code Section 402(g)(1) is not exceeded. The request must be received by the Committee no later than the March 1 of the next succeeding Plan Year and must provide a certificate to the effect that, if such refund is not made, amounts deferred on the Participant's behalf in such Plan Year under plans or arrangements described in Code Sections 401(k), 408(k) or 403(b) will exceed the limitation imposed by Code Section 402(g). A Participant will be deemed to have notified the Committee that he has exceeded the limitation imposed by Code Section 402(g) to the extent that he has exceeded such limitation for the taxable year calculated by taking into account only elective deferrals under all plans or arrangements described in Code Sections 401(k), 408(k) or 403(b) of the Employer. Notwithstanding any other provision of the Plan, amounts designated by a Participant in accordance with this Section 5.06(a), adjusted for income or loss allocable thereto, shall be refunded to the Participant no later than the April 15 next succeeding such designation.

         (b) Notwithstanding any other provision of this Plan, to the extent necessary to satisfy the Deferral Percentage Test for Pre-tax Contributions (after first making any recharacterization permitted under Section 5.01(a)(3)(iii) hereof and the Code), the Plan shall refund to Highly Compensated Employees a portion of the Pre-tax Contributions made on their behalves for the Plan Year, adjusted for income or loss allocable thereto. Such refunds shall be made on or before the end of the Plan Year following the Plan Year for which such Contributions were made. The amount that would otherwise be refunded to a Participant under this Section 5.06(b) shall be reduced, in accordance with Treasury Regulations, by any amounts refunded to such Participant under (a) above.

         (c) Notwithstanding any other provision of the Plan, to the extent necessary to satisfy the Deferral Percentage Test for Additional Employer Contributions, the Plan shall refund to Highly Compensated Employees a portion of their After-tax Contributions and the Additional Employer Contributions made on their behalves for the Plan Year, adjusted for income or loss allocable thereto. The payments shall be made on or before the end of the Plan Year following the Plan Year for which such Contributions were made. The amount that would otherwise be refunded to the Employee under this
Section 5.06(c) shall be reduced, in accordance with Treasury Regulations, by any amounts refunded under (a) and (b) above.

         (d) Notwithstanding any other provision of the Plan and after taking into account the reductions under (a), (b) and (c) above, to the extent that the Actual Deferral Percentage for Pre-tax Contributions for Highly Compensated Employees plus the Actual Deferral Percentage for Additional Employer Contributions for Highly Compensated Employees exceeds the Multiple Use Limitation, the Plan, in accordance with Treasury Regulations, shall refund to Highly Compensated Employees Contributions made on their behalf in amounts necessary to eliminate such excess. The payments shall be made on or before the end of the Plan Year following the Plan Year for which such Contributions were made.

         (e) The amount of Pre-tax Contributions that shall be recharacterized or distributed shall be determined in the following steps:

              (1) The Pre-tax Contributions of the Highly Compensated Employee(s) with the highest Deferral Percentage for Pre-tax Contributions shall be reduced by the lesser of: (i) the amount necessary to satisfy the Deferral Percentage Test for Pre-tax Contributions; or (ii) the amount necessary to make his or their Deferral Percentage for Pre-tax Contributions equal to the Deferral Percentage for Pre-tax Contributions of the Highly

Compensated Employee(s) with the next highest Deferral Percentage for Pre-tax Contributions.

              (2) The process in (1) above will be repeated until the Deferral Percentage Test for Pre-tax Contributions is satisfied.

    (f) Each recharacterization of Pre-tax Contributions as After-tax Contributions shall occur within the two and one-half month period after the close of the Plan Year to which such recharacterization relates. All amounts recharacterized as After-tax Contributions shall be treated as employee contributions for purposes of Code Section 72, Code Section 401(a)(4), Code
Section 401(m) and Treasury Regulations  Sections 1.401(k)-1(b) and (d).

         (g) A refund of any Contribution under this Section 5.06 shall be withdrawn from the Investment Funds in the following order: Money Market Fund, Bond Fund, Growth and Income Equity Fund, Capital Appreciation Equity Fund, International Stock Fund and First Empire State Corporation Stock Fund.

                                      ARTICLE 6

                                       ACCOUNTS

    SECTION 6.1. SEPARATE ACCOUNTS AND RECORDS. The Committee shall maintain a separate Account in the name of each Participant and Beneficiary having an interest in the Trust. Contributions on behalf of a Participant shall be credited to his Account. If a Participant is entitled to have an Additional Employer Contribution credited to his Account, but his service with the Employer is terminated before such Contribution has been made to the Trust and such credit effected, such Contribution shall be made and such credit shall be effected as though the Participant's service with the Employer had not terminated. Records shall be kept showing separately the amount of Pre-tax Contributions, Additional Employer Contributions, After-tax Contributions and Rollover Contributions made on behalf of or by each Participant. A statement of a Participant's Account balance at each March 31, June 30, September 30, and December 31, shall be distributed to him within a reasonable time after each such date.

    SECTION 6.2.  INVESTMENT AND VALUATION OF ACCOUNTS.

         (a) A Participant shall elect, in writing delivered to the Committee, to have Contributions made on his behalf invested in one or more of the Investment Funds. The election must be made so that the percentage of Contributions invested in any Investment Fund is an integral multiple of five percent.

         (b) As of each Revaluation Date, all income and gains (realized and unrealized) relating to each Investment Fund other than the First Empire State Corporation Stock Fund for the period since the next preceding Revaluation Date shall be credited to, and all losses (realized and unrealized) and expenses of such Investment Fund as of such Revaluation Date shall be charged to, the various Accounts invested in such Investment Fund as of such Revaluation Date, in proportion to the Mid-Term Values of the portions of such Accounts invested in such Investment Fund.

         (c) As of each Revaluation Date, the balance in the portion of the Account invested in the First Empire State

 Corporation Stock Fund shall be determined under a method adopted by the Committee and uniformly applied that takes into account that First Empire State Corporation stock used to derive funds for a hardship withdrawal or loan is valued as of the date of such hardship withdrawal or loan.

         (d) A Participant may elect, upon 15 days' advance written notice to the Committee, to change the designation of the Investment Fund or Funds, in which future Contributions on his behalf shall be invested, effective as of the day following the next succeeding Revaluation Date, provided that the new designation must provide that the percentage of the future Contributions invested in any Investment Fund must be an integral multiple of five percent.

         (e) A Participant may elect, upon 15 days' advance written notice to the Committee, to change how his existing Account shall be invested in the Investment Fund or Funds, effective as of the day following the next succeeding Revaluation Date, provided that any reallocation of the amount invested in an Investment Fund must be made among the Investment Funds in integral multiples of five percent of the value, at the time of the reallocation, of the Investment Fund as to which there is to be a reallocation.

         (f) In the event that the Committee liquidates an Investment Fund prior to the termination of the Plan, each Participant shall elect to invest the portion of his Account and future Contributions, which otherwise would have been invested in the liquidated Investment Fund, in the remaining Investment Fund, or Funds.

    SECTION 6.3.  LIMITATIONS ON ANNUAL ADDITIONS.

         (a) Notwithstanding any other provision of this Plan, in no event shall the Annual Addition to the accounts of any Participant under this Plan and under any other defined contribution plan or plans maintained by the Employer, exceed the lesser of (i) $30,000 (or, if greater, 1/4 of the dollar limitation under Code Section 415(b)(1)(A)) or (ii) 25 percent of such Participant's Compensation for the Plan Year. The Annual Addition taken into account for purposes of the limitations in this Section 6.03 shall be the sum of the following items for the Plan Year: (i) forfeitures allocated to such Participant under all defined contribution plans of the Employer, (ii) the amount of contributions to such plans by the Participant, (iii) all Employer contributions made to such plans on behalf of the Participant for such year and (iv) for purposes of the $30,000 limit described above, amounts described in Code Sections 415(1)(1) and 419A(d)(2). The Annual Addition for any Plan Year before 1987 shall not be recomputed to treat all contributions by an employee to defined contribution plans of the Employer as an Annual Addition.

         (b) In the event the Annual Additions to the accounts of any Participant under such plans would exceed the limitations set forth in
Section 6.03(a) or Section 6.03(c) hereof as a result of either the allocation of forfeitures or a reasonable error in calculating a Participant's Compensation, then such excess amounts, including any earnings thereon, shall be returned to the Participant in accordance with Treasury Regulations Section 1.415-6(b)(6)(iv).

         (c) If a Participant is also a participant in one or more defined benefit plans maintained by the Employer, the sum of his Defined Contribution Plan Fraction and his Defined Benefit Plan Fraction for any Plan Year shall not exceed 1.0. For purposes of this limitation:

              (1) The Defined Benefit Plan Fraction for any Plan Year is a fraction, the numerator of which is the Participant's projected annual benefit under defined benefit plans of the Employer in which the Participant participated during the Plan Year (determined as of the close of the Plan
Year) and the denominator of which is the lesser of: (i) the product of 1.25, multiplied by the dollar limitation in effect under Code Section 415(b)(1)(A) for such year, or (ii) the product of 1.4, multiplied by the amount which may be taken into account under Code Section 415(b)(1)(B) with respect to the Participant under such plans for such Plan Year.

              (2) The Defined Contribution Plan Fraction for any Plan Year is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's accounts under defined contribution plans of the Employer as of the close of such Plan Year and the denominator of which is the sum of the lesser of the following amounts determined for such Plan Year and for each prior calendar year of service (as defined in Code Section 410(a)(3)) with the Employer: (i) the product of 1.25, multiplied by the dollar limitation in effect under Code Section 415(c)(1)(A) for such year (determined without regard to Code Section 415(c)(6)), or (ii) the product of 1.4, multiplied by the amount which may be taken into account under Code Section 415(c)(1)(B) (or Code Section 415(c)(7), if applicable), with respect to the Participant under such plans for such Plan Year. The Defined Contribution Plan Fraction for the 1986 Plan Year shall be adjusted, as prescribed by Treasury Regulations, by subtracting an amount from its numerator (not exceeding the numerator) so that the sum of the Defined Contribution Fraction and Defined Benefit Fraction does not exceed 1.0 for the 1986 Plan Year.

         (d) The Employer shall have the power, in order to effect the limitation in Section 6.03(c) hereof, to reduce or limit Annual Additions to the Participant's Account under this Plan; provided that such reduction and/or limitation shall be implemented in a uniform and nondiscriminatory manner and shall be made pursuant to a revocation or amendment of the Participant's Salary Reduction Agreement with the Employer as provided in
Section 5.01(b) hereof; and provided further that no such reduction shall be effected until the Employer has first taken steps to reduce the sum of the Participant's Defined Contribution Plan Fraction and Defined Benefit Plan Fraction (but not below 1.0) by reducing the Participant's Defined Benefit Plan Fraction to the extent possible.

    SECTION 6.4. VESTING. All Accounts shall at all times be fully vested and nonforfeitable, subject to the provisions of Section 14.03 hereof, dealing with Contributions made under a mistake of fact.

                                       ARTICLE 7

                         WITHDRAWALS UPON FINANCIAL HARDSHIP

    SECTION 7.1.  WITHDRAWALS.

         (a) In the event a Participant suffers a financial hardship, the Committee, upon written application by the Participant, may permit him to withdraw all or a portion of his Account provided that the withdrawal is made on account of an immediate and heavy financial need of the Participant and does not exceed the lesser of (i) the amount required to meet such financial need, or (ii) the balance in the Participant's Account (other than the portion, if any, of the Participant's Account invested in the First Empire State Corporation Stock Fund) as of the next preceding Revaluation Date, plus the balance of the portion, if any, of the Participant's Account invested in the First Empire State Corporation Stock Fund as of the next preceding Revaluation Date adjusted for any increase or decrease in the value of shares of stock of the First Empire State Corporation since such next preceding Revaluation Date, minus earnings on Pre-tax Contributions earned after December 31, 1988.

         (b) The determination of whether there is an immediate and heavy financial need will be determined by the Committee in a uniform and nondiscriminatory manner and will be based on all relevant circumstances. It is not necessary that such need be unforeseeable or involuntarily incurred by the Participant. An immediate and heavy financial need will be considered to exist for purposes of this Section 7.01 if a withdrawal is made on account of the following:

              (1) Medical expenses, described in Code Section 213(d), previously incurred by the Participant, the Participant's spouse, or any dependent of the Participant (as defined in Code Section 152) or necessary for these persons to obtain medical care described in Code Section 213(d);

              (2) The purchase (excluding mortgage payments) of a principal residence for the Participant;

              (3) The payment of tuition for the next 12 months of post-secondary education for the Participant, his spouse, child, or dependent;

              (4) The need to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage of the Participant's principal residence; and

              (5) Other expenses listed in Internal Revenue Service revenue rulings or notices, or other Internal Revenue Service documents of general, rather than individual, applicability.

The Committee may determine other needs that constitute immediate and heavy financial needs.

         (c) A distribution will not be considered necessary to satisfy an immediate and heavy financial need to the extent such need may be satisfied from other resources reasonable available to the Participant. The Participant will be required to provide to the Committee a written certification as to the nature of the financial hardship, the funds that are reasonably available to him from other sources, and the amount he desires to withdraw from his Account. The Committee shall not be obligated to make any further investigation as to the facts and circumstances to which the Participant certifies. The sources reasonably available to the Participant include the following:

              (1) Reimbursement or compensation by insurance or otherwise;

              (2) Reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

              (3) Cessation of the Participant's Pre-tax Contributions and After-tax Contributions under the Plan;

              (4) Other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer, or loans from commercial sources on reasonable commercial terms; or

              (5) Assets of the Participant's spouse or minor children reasonably available to the Participant.

    SECTION 7.2. ORDER OF WITHDRAWAL. Amounts shall be withdrawn from the Investment Funds in the following order: Money Market Fund, Bond Fund, Growth and Income Equity Fund, Capital Appreciation Equity Fund,
International Stock Fund and First Empire State Corporation Stock Fund.

                                      ARTICLE 8

                                        LOANS

    SECTION 8.1. APPLICATION. Subject to the limitations set forth below, a Participant may borrow from his Account. An application for a loan shall be made by a Participant in writing addressed to the Committee on a form prescribed for such purpose. Loans shall be processed on the 20th day of each calendar month (or if such day is not a business day, the next succeeding business day) or as soon as practicable thereafter. Loan applications received by the Committee after the 15th day of the month shall be processed in the following month. Loan disbursements will be made as soon as practicable after the loan processing date. In order to provide funds for a loan, amounts shall be withdrawn from the Investment Funds in the following order: Money Market Fund, Bond Fund, Growth and Income Equity Fund, Capital Appreciation Equity Fund, International Stock Fund and First Empire State Corporation Stock Fund. Within each Investment Fund, amounts to provide funds for a loan shall be withdrawn first from that portion of the Participant's Account that is not attributable to Pre-tax Contributions or other elective deferrals, within the meaning of Code Section 402(g)(3), and then, if necessary, from the Participant's Account which is so attributable.

    SECTION 8.2.  LIMITATIONS.

         (a) A Participant may have no more than one loan from his Account outstanding at any time, and a Participant may have no more than two loans outstanding during a calendar quarter.

         (b) The amount of a Participant's loan from his Account may not exceed the lesser of (1) $50,000 or (2) 50 percent of the value of the Participant's Account (other than the portion, if any, of the Participant's Account invested in the First Empire State Corporation Stock Fund) as of the most recent Revaluation Date preceding the loan processing date for which a valuation of the Plan's Accounts has been completed, plus the balance of the portion, if any, of the Participant's Account invested in the First Empire State Corporation Stock Fund as of such Revaluation Date adjusted for any increase or decrease in the value of shares of stock of the First Empire State Corporation since such Revaluation Date, provided that the $50,000 amount in (1) above shall be reduced by the highest outstanding balance of loans, during the 12-month period immediately preceding the date the loan is made, from his Account and from any other "qualified employer plan" (within the meaning of Code Section 72(p)(4)) maintained by any Affiliated Employer.

         (c) The amount of a Participant's loan from his Account may not be less than $1,000.

         (d) A Participant who terminates service with the Employer shall not be eligible to borrow from his Account unless such Participant remains a party-in-interest, within the meaning of ERISA Section 3(14), with respect to the Plan. For purposes of this Section 8.02(d), a Participant shall not be considered to have terminated service with the Employer if he is receiving benefits under the First Empire State Corporation Long-Term Disability Plan.

    Section 8.3.  TERMS.

         (a) A loan from an Account shall bear simple interest at an annual rate equal to one percentage point over the rate designated as the M&T Bank Prime rate on the date the loan is processed.

         (b) A loan to a Participant from his Account shall be secured by the loan receivable created by such loan.

         (c) A loan to a Participant from his Account (1) shall be for a term, not more than five years, specified by the Participant in his loan application, and (2) shall be repaid in equal biweekly payments, which shall be deducted from the Employee's biweekly Compensation payments for so long as he is such an Employee. If a Participant's biweekly Compensation is insufficient to make a scheduled loan repayment, the Participant shall pay the difference in cash or by check. A Participant may prepay his loan in full without penalty, but partial prepayments are not permitted.

         (d) If a Participant terminates service with the Employer, his loan shall become immediately due and payable. Notwithstanding the preceding, if a Participant terminates service with the Employer but remains a party-in-interest with respect to the Plan, within the meaning of ERISA
Section 3(14), such individual's loan shall not become immediately due and payable, and he shall repay the loan in equal biweekly installments. For purposes of this Section 8.03(d), an Employee shall not be considered to have terminated service with the Employer if he is receiving benefits under the First Empire State Corporation Long-Term Disability Plan.

         (e) Loan repayments shall be credited to a Participant's Account based on his current Investment Fund allocation election. If a Participant stops making Salary Reduction Contributions to the Plan prior to paying off his or her loan, the Participant shall notify the Committee, in writing, how he wants his loan repayments allocated among the Investment Funds. If the Participant fails to so notify the Committee, his loan repayments will be allocated equally among the Investment Funds.

    Section 8.4.  OTHER PROVISIONS.

         (a) Failure to make a repayment on a loan when due shall constitute a default. If such a default is not cured within 30 days, the outstanding unpaid balance of the loan shall become immediately due and payable, the Plan will foreclose against the loan receivable securing the loan on the first day on which the defaulting Participant could receive a Distribution under
Article 9 hereof, and the amount of such foreclosure shall be treated as a Distribution.

         (b) The loan receivable created by a loan to a Participant shall be credited to, and only to, his Account.

         (c) A Participant who was a participant in a plan that merged, in whole or in part, into the Plan and who has an outstanding loan transferred from such plan to this Plan shall continue to repay his loan in accordance with the terms of the loan as of the date of such transfer, except that such loan shall be repaid in accordance with Section 8.03(c)(2) hereof.

                                      ARTICLE 9

                               DISTRIBUTION OF BENEFITS

    Section 9.1. ENTITLEMENT TO DISTRIBUTION. Upon a Participant's termination of service with the Employer for any reason, he (or in the event of his death, his Beneficiary) shall be entitled to a Distribution in the amount of his Account as of the Revaluation Date next preceding the date of the Distribution. A Distribution will be a distribution on account of early retirement if the Participant retires before age 65, but after age 55 and after having completed at least 10 years of service under Section 6.02 of the First Empire State Corporation Retirement Plan.

    Section 9.2. NOTICE BY EMPLOYER. The Employer shall certify to the Committee the date of termination of service with the Employer of any Participant. The Committee shall rely on any such certification in determining the extent to which such Participant or his Beneficiary shall be entitled to a Distribution under the Plan.

    Section 9.3.  TIME OF DISTRIBUTION.

         (a) If, on the Revaluation Date next following the date of a Participant's termination of service with the Employer, the value of a Participant's Account exceeds $3,500 and the Participant has not attained age 65, the Distribution shall be made as soon as practicable after the Revaluation Date specified by the Participant in writing delivered to the Committee on or before such Revaluation Date. A Participant may defer his Distribution until a Revaluation Date no later than the

Revaluation Date next following the date on which the Participant attains age
65.

         (b) If, on the Revaluation Date next following the date of a Participant's termination of service, the value of the Participant's Account is not greater than $3,500 or the Participant has attained age 65, the Distribution shall be made as soon as practicable after such Revaluation Date.

         (c) The entire interest in the Plan of any Participant must be distributed not later than April 1 of the calendar year following the later of (1) the calendar year in which the Participant attains age 701/2; (2) the calendar year in which the Participant terminates service with the Employer if the Participant attained age 701/2 before 1988 and was not a 5-percent owner during the Plan Year in which he attained age 661/2 or any subsequent Plan Year. Notwithstanding the preceding, with respect to each calendar year, in the case of a Participant who has not terminated service with the Employer and who either (1) attained age 701/2 after 1987 or (2) was a 5-percent owner" (as defined in Code Section 416(i)(1)(B)) of the Employer during the calender year in which he attained age 661/2 or any subsequent calendar year, the Plan shall distribute to the Participant, at his election, either (1) the minimum Distribution required under Code Section 401(a)(9) or
(2) the Participant's Account balance as of the applicable Revaluation Date. Such Distribution shall be made as soon as practicable after (1) the December 31 of the calendar year in which the Participant attains age 70-1/2, or (2) the September 30 of any calendar year thereafter. For this purpose, the term "applicable Revaluation Date" means the Participant's Account balance as of the December 31 of the calendar year immediately preceding the calendar year for which the required Distribution is made.

         (d) In addition, unless the Participant elects otherwise, Distributions to the Participant will begin not later than the 60th day after the latest of the close of the Plan Year in which (1) the Participant attains age 65; (2) occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan; or (3) the Participant terminates service with the Employer.

         (e) If a Participant dies after the
Annuity Starting Date (as defined in Section 16.01(a) hereof), any Distribution payable after the death of the Participant shall be made in accordance with the terms of, and at least a rapidly as under, the form of Distribution elected by the Participant and in effect on his date of death. If a Participant dies before the Annuity Starting Date, any Distribution payable after the death of the Participant shall meet one of the following requirements:

              (i) If a Distribution is payable to the surviving spouse of a Participant, such Distribution shall commence no later than the date on which the Participant would have attained age 701/2 and shall be paid over a period no longer than the life of such spouse or a period not extending beyond the life expectancy of such spouse.

              (ii) If a Distribution is payable to a designated Beneficiary other than a surviving spouse, such Distribution shall commence within one year after the date of the Participant's death and shall be paid over a period no longer than the life of such designated Beneficiary or a period not extending beyond the life expectancy of such designated Beneficiary.

              (iii) If a Participant has no surviving spouse or designated Beneficiary, Distribution of the Participant's entire interest in the Plan shall be made within five years of the death of the Participant.

         (f) Each Distribution under the Plan shall be made in accordance with Code Section 401(a)(9), including the minimum death benefit requirements of Code Section 401(a)(9)(G), and the Treasury Regulations thereunder. If any provision of the Plan conflicts with the requirements of Code Section 401(a)(9) and the Treasury Regulations thereunder, the requirements of Code
Section 401(a)(9) and the Treasury Regulations thereunder shall supersede any such Plan provision.

         (g) Effective January 1, 1994, if a Distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such Distribution may be made less than 30 days after the notice required under Treasury Regulation Section 1.411(a)-11(c) is given provided that (i) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (ii) the Participant, after receiving the notice, affirmatively elects a Distribution.

    Section 9.4.  METHOD OF DISTRIBUTION.

         (a) A Distribution under this Plan shall be paid in a lump sum (1) to the Participant or to the person or persons designated in a Qualified Domestic Relations Order, or (2) on the death of the Participant, to the Participant's surviving spouse, or, if there is no surviving spouse or the surviving spouse consents, or such consent may not be obtained, as described in Section 9.06(b) hereof, to a designated Beneficiary.

         (b) A Distribution to a Participant or Beneficiary shall be made in cash, except that, with respect to that portion of an Account invested in whole or part in an Investment Fund invested in stock of the First Empire State Corporation, the Distribution may be made, at the election of the Participant, either in cash, stock of the First Empire State Corporation, or partly in cash and partly in such stock.

    Section 9.5. PROHIBITION ON ALIENATION. The rights of a Participant or Beneficiary to receive a Distribution shall not be subject to alienation or assignment, and shall not be subject to anticipation, encumbrance or claims of creditors. Neither a Distribution to the estate of a deceased Participant or Beneficiary or to an heir or legatee of a right to receive a Distribution hereunder, nor a Distribution in accordance with a Qualified Domestic Relations Order, shall be deemed an alienation, assignment or anticipation for the purposes of this Section 9.05.

    Section 9.6.  DESIGNATION OF BENEFICIARY.

         (a) Each Participant may designate a person or persons who shall receive the Distribution payable hereunder on the death of the Participant, and shall, subject to Section 9.06(b), have the right to revoke any such designation. Any such designation shall be evidenced by a written instrument filed with the Committee and signed by the Participant. The designation by a Participant of a Beneficiary who is not the Participant's spouse shall require an effective consent thereto by the Participant's spouse or surviving spouse, or a demonstration that such consent may not be obtained, as described in Section 9.06(b). If no beneficiary designation is on file with the Committee at the time of the death of a Participant, or if such designation is not effective for any reason as determined by the Committee, then payment of the Distribution shall be made to the Participant's surviving spouse or, if there be none surviving, to the estate of the Participant.

         (b) A Participant may designate a person as Beneficiary who is not his spouse if (1) (i) his spouse consents in writing to such designation,
(ii) the designation may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without further consent by the spouse), and (iii) the spouse's consent acknowledges the effect of such election and is witnessed by a representative of the Plan or a notary public; or (2) it is established to the satisfaction of the Committee that such consent may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as are prescribed by Treasury Regulations. Any consent by a spouse (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse.

    SECTION 9.7.  ROLLOVER DISTRIBUTION.

         (a) Notwithstanding any provision of the Plan to the contrary that would limit a Distributee's election under this Section 9.07, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover, as those terms are defined below.

         (b) For purposes of this Section 9.07, an "Eligible Rollover Distribution" is any Distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

              (1) any Distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary or for a specified period of ten years or more;

              (2) any Distribution to the extent that such distribution is required under Code SECTION 401(a)(9); or

              (3) the portion of any Distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         (c) For purposes of this Section 9.07, an "Eligible Retirement Plan" is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a) or a qualified trust described in Code
Section 401(a) that accepts the Distributee's Eligible Rollover Distribution.

However, in the case of an Eligible Rollover Distribution to a surviving spouse, an Eligible Retirement Plan shall include only an individual retirement account or individual retirement annuity.

         (d) For purposes of this Section 9.07, a "Distributee" includes a Participant. In addition, the surviving spouse of a Participant or former Participant, or a Participant's or a former Participant's spouse or former spouse who is an alternate payee under a Qualified Domestic Relations Order are Distributees with regard to the interest of the spouse or former spouse.

         (e) For purposes of this Section 9.07, a "Direct Rollover" is a payment by the Plan to an Eligible Retirement Plan specified by the Distributee.

    SECTION 9.8. DISTRIBUTIONS TO ALTERNATE PAYEES. Notwithstanding any other provisions of the Plan, the Account balance of a Participant may be apportioned between the Participant and an alternate payee, as defined in Code Section 414(p)(8), either through separate Accounts or by providing the alternate payee a percentage of the Participant's Account, in accordance with the terms of a Qualified Domestic Relations Order. The Plan shall comply with a Qualified Domestic Relations Order that directs the Plan to make a Distribution to an alternate payee of such alternate payee's separate Account or percentage of the Participant's Account prior to the date on which the Participant attains the earliest retirement age, as defined in Code Section 414(p)(4)(B), under the Plan.

                                      ARTICLE 10

                              THE TRUST AND THE TRUSTEE

    SECTION 10.1. THE TRUST. All contracts, cash or other property as may from time to time be paid over or delivered to the Trustee, together with any increment thereto and income therefrom, shall be held by the Trustee as herein provided. The assets of the Trust shall be treated as held in a single trust even though portions of such assets are attributable to Accounts of the employees of different Employers.

    SECTION 10.2. RESPONSIBILITY FOR MANAGEMENT AND CONTROL OF ASSETS. The Trustee shall have exclusive authority and discretion to manage and control the assets held in trust under the Plan, except that the assets shall be invested as provided in Section 6.02 hereof.

    SECTION 10.3. GENERAL POWERS OF TRUSTEE. Except as otherwise provided herein, the Trustee in managing and administering the Trust shall be and hereby is empowered and authorized in its sole discretion:

         (a) TO INVEST. To invest and reinvest the Trust in such securities or other property as it may determine, including, but not limited to, bonds and stock of every kind and class, contracts issued by a legal reserve life insurance company and other property of any kind or description, whether or not such securities or other property are authorized by law for the investment of trust funds generally, under either the laws of the State of New York or under the laws of any other jurisdiction and without regard to the proportion any class of security or securities or other property so held may bear to the entire amount of the Trust. Unless directed by a Participant or the Employer, the Trustee may not invest in securities issued by any Employer or an affiliate of any Employer, as defined in ERISA Section 407(d)(7), or in any "employer real property," as defined in ERISA Section 407(d)(2).

         (b) TO SELL. To sell, exchange, transfer, or grant options with respect to any real or personal property at any time held by it, by private contract, public auction, or otherwise, for cash or upon credit, as the Trustee may deem advisable; and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition.

         (c) TO ACQUIRE REAL ESTATE. To acquire any real estate through foreclosure, liquidation, or other salvage of any investment previously made by it; to hold such real estate pending liquidation thereof at such time, in such manner, and upon such terms as the Trustee may deem advisable; to manage, operate, repair, improve, partition, mortgage, or lease such real estate, upon such terms as the Trustee may deem advisable; and to use other trust assets for any of such purposes.

         (d) TO SETTLE CLAIMS. To compromise and settle any obligation due to or from it as Trustee hereunder; to reduce the rate of interest or extend or otherwise modify such obligation; or to foreclose upon default or otherwise enforce such obligation.

         (e) TO VOTE SECURITIES. To vote in person or by proxy any stock, bonds, or other securities held by it; to exercise any options appurtenant thereto for the conversion thereof into other stocks, bonds or securities; to exercise any rights to subscribe for additional stocks, bonds or other securities and to make any and all necessary payments therefor; and to join in, dissent from, or oppose the reorganization, recapitalization, consolidation, liquidation, sale or merger of corporations or properties in which it may be interested as Trustee.

         (f) TO HOLD CERTAIN SECURITIES. To accept and hold any securities or other property received by it under the provisions hereof, whether or not the Trustee would be authorized hereunder then to invest in such securities.

         (g) TO MAKE INSTRUMENTS. To make, execute, acknowledge and deliver any and all deeds, leases, assignments and instruments.

         (h) TO BORROW. To borrow or raise monies for the purposes of the Trust from any person or persons, including the Trustee, in its corporate nonfiduciary capacity, and for any sum so borrowed to issue its promissory note as Trustee and to secure the repayment thereof by pledging all or any part of the assets of the Trust; and no person loaning money to the Trustee shall be bound to see to the application of the money loaned or to inquire into the validity, expediency or propriety of any such borrowing.

         (i) TO TRANSFER TO NOMINEE. To cause any investments from time to time held by it to be registered in, or transferred into, its name as Trustee or the name of its nominee or nominees, or to retain such investments unregistered or in form permitting transfer by delivery; but the books and records of the

Trustee shall at all times show that all such investments are part of the Trust.

         (j) TO HOLD PROPERTY. To hold any property at any place, except that the indicia of ownership of any part of the Trust shall not be maintained outside of the jurisdiction of the district courts of the United States, except as permitted by regulations issued under ERISA Section 404(b).

         (k) TO APPOINT AGENTS. To appoint such agents, including counsel, as it may deem advisable for the administration of the Trust.

         (l) TO HOLD UNPRODUCTIVE ASSETS. To retain in cash and keep unproductive of income such amount of the Trust as it may deem advisable, or as the Employer may direct for the payment of benefits. The Trustee shall not be required to pay interest on such balances or on cash in its hands.

         (m) TO INVEST IN DEPOSITS. To invest all or a part of the assets of the Trust in interest-bearing deposits with the Employer in its corporate, nonfiduciary capacity or with a bank or similar financial institution which is an affiliate of the Employer, including, but not limited to, investments in time deposits, savings deposits, certificates of deposit or time accounts which bear a reasonable rate of interest.

         (n) GENERAL POWERS TO FURTHER PURPOSES OF TRUST. To do all such acts, execute all such instruments, take all such proceedings and exercise all such rights and privileges with relation to any assets constituting a part of the Trust as are necessary to carry out the purposes of the Plan.

    SECTION 10.4. PAYMENTS FROM AND CHARGES TO TRUST. Upon direction of the Committee, the Trustee shall pay from and charge to the Trust from time to time, such amounts as the Committee shall certify in writing are for the payment of benefits pursuant to the Plan.

    SECTION 10.5. DUTIES OF THE TRUSTEE. The Trustee shall keep and maintain such accounts and records as it shall deem necessary and proper to record its transactions with respect to its administration of the Trust, and shall make to the Committee such periodic reports as the Trustee shall deem necessary or proper.

    SECTION 10.6. IMMUNITIES OF TRUSTEE. Except for its or his own negligence, willful misconduct or breach of fiduciary responsibility under ERISA, neither the Trustee nor any officer, director or employee thereof, as such, nor any agent of any of the foregoing shall have any liability hereunder. Nothing contained in this Plan shall be construed as obligating the Trustee either in its corporate or fiduciary capacity to make any payment or disbursement except from property held under the Trust. The Trustee's duties and obligations shall be limited to those expressly imposed upon it under the Plan or applicable law.

    SECTION 10.7. REMOVAL. The Corporation may remove the Trustee by filing written notice of removal with the Trustee. Such removal may be with respect to all of the Trust or any part thereof designated by the Corporation in such notice. Such removal shall take effect on any date at least 60 days after the filing of such notice, or on the date a successor Trustee shall have been appointed, as provided in Section 10.08 hereof, whichever is earlier.

    SECTION 10.8. SUCCESSOR TRUSTEE. In case the position of Trustee shall become vacant for any reason, a successor shall be appointed by the Corporation, and a written notice of such appointment shall be delivered to the successor so appointed and to the Trustee ceasing to act if it is in existence.

    SECTION 10.9. VESTING OF PROPERTY IN NEW TRUSTEE. Any successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Corporation an instrument in writing accepting such appointment. Thereupon such successor Trustee shall become vested with all the properties, powers and duties of the predecessor Trustee with respect to the Trust or any part thereof for which it is appointed successor Trustee. On the written request of the Corporation or of the successor Trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to the successor Trustee, the properties, rights, powers and duties with respect to the Trust or any part thereof for which the successor Trustee is appointed; and shall assign, transfer and deliver to the successor Trustee any properties held in the Trust or in its custody which are to be held by the successor Trustee.

    SECTION 10.10. FINAL SETTLEMENT OF TRUSTEE'S ACCOUNT. Within 60 days after the resignation or removal of a Trustee, the Trustee shall file with the Corporation a written report setting forth all investments, receipts, disbursements and other transactions effected by it since its last report, and showing each asset held at the date of resignation or removal and the cost thereof as carried on the books of the Trustee. If within 90 days from the date of filing such account, the Corporation or any Participant shall fail to file with the Trustee written exceptions or objections to such account, the Trustee, including the Trustee who has been removed or who has resigned, shall be released and discharged from any liability or accountability to anyone with respect to the transactions covered by such account.

    SECTION 10.11. MERGER OF TRUSTEE. Any corporation into which the Trustee is merged or with which it is consolidated, or any corporation resulting from a merger, reorganization or consolidation to which the Trustee is a party, or any corporation to which substantially all the trust business of the Trustee is transferred shall become the successor Trustee without the execution or filing of any other instrument or the performance of any other act.

    SECTION 10.12. RIGHT TO JUDICIAL ACCOUNTING. Nothing contained in the Plan shall be construed as depriving the Trustee of the right to have a judicial settlement of its accounts. Upon any proceeding by the Trustee for a judicial settlement of its accounts or for instructions, the only necessary party thereto in addition to the Trustee shall be the Corporation. None of the Participants or Beneficiaries of the Plan shall have any right to compel an accounting, judicial or otherwise, by the Trustee, and all of them shall be bound with respect to all accounts submitted by the Trustee to the Corporation as provided by the Plan.

                                       ARTICLE 11

                              ADMINISTRATION OF THE PLAN

    SECTION 11.1.  THE COMMITTEE.

         (a) The Board of Directors of the Corporation shall appoint a committee, consisting at all times of at least three individuals, which shall administer this Plan in accordance with its terms. The Committee shall have the authority to control and manage the operation and administration of the Plan and the responsibility of filing and distributing reports and returns with or to government agencies and Participants and Beneficiaries as required under ERISA and the Code. The Committee shall be the Plan administrator within the meaning of ERISA Section 3(16).

         (b) Any individual, including an officer, director, shareholder or employee of the Employer, shall be eligible for appointment as a member of the Committee.

         (c) Each member of the Committee shall serve until his death or resignation. The Board of Directors of the Corporation may at any time remove a member of the Committee and appoint a successor.

         (d) Members of the Committee serving from time to time shall be named fiduciaries within the meaning of ERISA Section 402(a)(1).

         (e) Members of the Committee, by a written instrument, may allocate their responsibilities to control and manage the operation of the Plan and the responsibility to file reports and returns among themselves, and may designate other persons to carry out such responsibilities. If a member agrees to such an allocation, such member shall not be liable for any act or omission of the person to whom such responsibility is allocated except as provided in ERISA Section 405(c)(2). If the members have made such an allocation or designation, the members shall not be liable for any act or omission of the person to whom such responsibility is allocated or who is so designated, except as provided in ERISA Section 405(c)(2).

    SECTION 11.2. AGENTS. The Committee may employ such agents, including counsel, as it may deem advisable for the administration of the Plan. Such agents need not be Participants.

    SECTION 11.3. COMPENSATION AND EXPENSES. Members of the Committee shall serve without compensation as members, but the Employer shall pay all the expenses of the Committee. To the extent permitted by law, the Employer shall indemnify each member of the Committee and any employee of the Employer who has been designated to carry out responsibilities pursuant to Section 11.01(e) hereof against any liability (not reimbursed by insurance) incurred in the course of the administration of the Plan, except liability arising from his own negligence, willful misconduct or breach of fiduciary duty under ERISA.

    SECTION 11.4. ACTION BY THE COMMITTEE. Action of the Committee shall be by majority vote either at a meeting or in writing without a meeting; however, a direction, certificate, statement or other declaration signed by any member of the Committee designated by it as its representative to sign such document shall be conclusive evidence of the regularity of such direction, certificate, statement or declaration.

    SECTION 11.5. RECORDS. The acts and decisions of the Committee shall be duly recorded. The Committee shall make available for examination by any Participant during the business hours of the Corporation a copy of this Plan and such records as may pertain to the computation of benefits of such Participant.

    SECTION 11.6. DEFECT OR OMISSION. Any defect, omission or inconsistency in this Plan shall be referred by the Committee to the Board of Directors of the Corporation for such action as may be necessary to correct such defect, supply such omission, or reconcile such inconsistency.

    SECTION 11.7. DISQUALIFICATION OF MEMBER. A member of the Committee shall not vote upon any question relating specifically to himself or his Beneficiary.

    SECTION 11.8. LIABILITY OF COMMITTEE MEMBERS. Except for his own negligence, willful misconduct, or breach of fiduciary duty under ERISA, no member of the Committee nor any agent or other person appointed by the Committee or member thereof shall be liable to anyone for any act or omission in the course of the administration of the Plan.

    SECTION 11.9. FUNDING POLICY. The Committee shall establish and review a funding policy consistent with the objectives of the Plan.

    SECTION 11.10. ESTABLISHMENT OF INVESTMENT FUNDS. The Investment Funds, in which Participants may elect, pursuant to Section 6.02 hereof, to invest Contributions made on their behalf and the amounts of their Accounts, shall be as follows: the Money Market Fund, the Bond Fund, the Growth and Income Equity Fund, the Capital Appreciation Equity Fund, the International Stock Fund and the First Empire State Corporation Stock Fund. The First Empire State Corporation Stock Fund shall be invested as provided in Section 2.31. The other Investment Funds shall invest in such classes or types of securities or other property as the Committee may determine. The Committee may, from time to time, establish new Investment Funds or discontinue and liquidate an existing Investment Fund; however, in no event shall the number of Investment Funds be fewer than three.

    SECTION 11.11. CLAIMS BY EMPLOYEES AND PARTICIPANTS. Any question as to the eligibility of any individual to become a Participant or the calculation of benefits of a Participant shall be determined by the Committee in accordance with the terms of the Plan. If any individual excepts to the decision of the Committee, the Committee, upon request, shall provide the individual with a copy of the claims procedure followed by the Committee. Upon exhaustion of the claims procedure, the determination of the Committee shall be final and conclusive for all purposes.

                                      ARTICLE 12

                         TERMINATION, CONTINUATION AND MERGER

    SECTION 12.1. TERMINATION OF THE PLAN. Upon the complete or partial termination of the Plan, the assets of the Trust shall continue to be held in the Trust, and Distributions and withdrawals shall continue to be made in accordance with the terms of this Plan.

    SECTION 12.2.  CONTINUATION OR MERGER OF PLAN.

         (a) The Plan may be continued by any other organization succeeding to the business of the Employer if some or all of the Participants are employed by any such successor organization and if such organization agrees to assume the liabilities of this Plan to such Participants.

         (b) This Plan shall not be merged, consolidated with, or transfer its assets or liabilities to, any other plan unless each Participant would receive (if the transferee plan then terminated) a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan then terminated).

                                      ARTICLE 13

                                 TOP-HEAVY PROVISIONS

    SECTION 13.1. DEFINITION OF TOP-HEAVY PLAN. This Plan shall be considered a Top-Heavy Plan for a Plan Year if, on the Determination Date (as defined below), the Cumulative Accrued Benefits (as defined below) of Key Employees (as defined below) exceed 60% of the Cumulative Accrued Benefits of all Participants under the Plan or, if the Plan is included in an Aggregation Group (as defined below), under all plans included in an Aggregation Group. For purposes of this Article 13, the following terms shall have the following meanings:

         (a) "Determination Date" shall mean the last day of the preceding Plan Year, or, for the first Plan Year of the Plan, the last day of the first Plan Year.

         (b) "Cumulative Accrued Benefit" shall mean, with respect to a Participant, the sum of the value of his defined contribution accounts under all defined contribution plans (including this Plan) included in an Aggregation Group, plus the present value of his accrued benefits under all defined benefit plans included in an Aggregation Group, provided that there shall not be taken into account any amount with respect to (1) a Participant who has not received any compensation from the Employer (other than benefits under this Plan or any other plan included in an Aggregation Group) at any time during the five-year period ending on the Determination Date or (2) a non-Key Employee who was a Key Employee in any prior Plan Year, and provided further that there shall be taken into account any distributions from any such plan, including any terminated plan that would be included in an Aggregation Group had it not terminated, made during the five-year period ending on the Determination Date and any contributions due but unpaid as of the Determination Date. The value of the Account balance and the present value of accrued benefits will be determined as of the most recent Determination Date, except as provided in Code Section 416 and regulations thereunder for the first and second Plan Years. The accrued benefit in a defined benefit plan of an employee other than a Key Employee shall be determined under (a) the method, if any, uniformly applied for accrual purposes under all plans maintained by the Affiliated Employers, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code
Section 411(b)(1)(C).

         (c) "Aggregation Group" shall mean each plan of the Employer in which a Key Employee is a participant, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Section 401(a)(4) or 410, provided that there may also be included, at the election of the Corporation, any other plan of the Employer if the Aggregation Group, taking into account such other plan, would continue to meet the requirements of Code Sections 401(a)(4) and 410.

         (d) "Key Employee" shall mean any employee of the Employer
(including a Beneficiary) who at any time during the Plan Year or any of the four preceding Plan Years is a Key Employee as defined in Code Section 416(i).

         (e) "Present Value" shall be computed by discounting benefits only for a reasonable mortality rate and 5% annual interest rate.

    SECTION 13.2. TOP-HEAVY RULES. If the Plan is a Top-Heavy Plan, as defined in Section 13.01 hereof, for a Plan Year, the following rules shall apply during such Plan Year, notwithstanding any provision of the Plan to the contrary:

         (a) The Employer shall contribute annually with respect to each Participant who is not a Key Employee a Minimum Amount, determined without taking into account Pre-tax Contributions and other elective deferrals within the meaning of Code Section 402(g), equal to the lesser of: (1) 3 percent of each such Participant's Compensation or (2) the percentage at which Contributions (other than After-tax Contributions) are made (or required to be made) for the year for the Key Employee for whom such percentage is the highest for such year.

         (b) The Minimum Amount requirement shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year or to any Participant covered under any qualified plan of an Employer participating in the Plan under which the appropriate test provided in Code
Section 416(c) is satisfied for such Plan for the Plan Year.

         (c) If a Participant participates in the Plan and a defined benefit plan of the Employer in a Plan Year in which the Plan is Top-Heavy, Contributions (other than After-tax Contributions) made on behalf of the Participant for such Plan Year shall be not less than 5% of such Participant's Compensation.

         (d) For purposes of this Section 13.02(d), all defined contribution plans of the Employer shall be aggregated to the end that the percentage rules shall be satisfied if the aggregate contributions made on behalf of each non-Key Employee to all defined contribution plans equals 3% (or the applicable lesser percentage) or 5%, as the case may be, of that non-Key Employee's Compensation.

    SECTION 13.3. MAXIMUM PERMISSIBLE CONTRIBUTIONS AND BENEFITS. For any Plan Year in which the Plan is Top-Heavy "1.0" shall be substituted for "1.25" in Sections 6.03(c)(1)(i) and 6.03(c)(2)(i) hereof.

                                      ARTICLE 14

                                    MISCELLANEOUS

    SECTION 14.1. RIGHTS OF ALL INTERESTED PARTIES DETERMINED BY TERMS OF THE PLAN. The Plan and Trust are purely voluntary on the part of the Employer, the Trust shall be the sole source of benefits provided in the Plan, and in no event shall the Employer be liable or responsible therefor. The Plan shall be binding upon all parties thereto and all Participants, and upon their respective heirs, executors, administrators, successors, and assigns, and upon all persons having or claiming to have any interest of any kind or nature under the Plan or the Trust.

    SECTION 14.2. NO EMPLOYMENT RIGHTS CREATED. The creation and maintenance of the Plan shall not confer any right to continued employment on any employee, and all employees shall remain subject to discharge to the same extent as if the Plan had never been established.

    SECTION 14.3. MISTAKEN CONTRIBUTIONS, ETC. The assets of the Plan shall not inure to the benefit of the Employer, and shall be held for the exclusive purposes of providing benefits to Participants and Beneficiaries and defraying reasonable expenses of administering the Plan. Notwithstanding the foregoing sentence, if the Committee determines that a Contribution was made by an Employer under a mistake of fact, as provided in Code Section 401(a)(2), such Contribution may be returned to the Employer, at the discretion of the Employer, within six months after such determination.

    SECTION 14.4. CONSTRUCTION. It is intended that this Plan shall be construed so as to qualify as an employees' profit-sharing plan and trust meeting the requirements of Code Section 401.

    SECTION 14.5. NUMBER AND GENDER. Where necessary or appropriate to the meaning hereof, the singular shall be deemed to include the plural, the plural to include the singular, the masculine to include the feminine and neuter, the feminine to include the masculine and neuter, and the neuter to include the masculine and feminine.

    SECTION 14.6. NOTICE TO EMPLOYEES. Notice of the existence and the provisions of this Plan and amendments thereto shall be communicated to all persons who are or who become Eligible Employees.

    SECTION 14.7. NOTIFICATION OF ADDRESS. Each person eligible to receive benefits under the Plan shall notify the Committee in writing of his post office address and any change of post office address thereafter. Any communication, statement or notice addressed to such person at his last post office address as filed with the Committee (or if no post office address was filed with the Committee, then his last post office address shown by the Employer's payroll records) will be binding upon such person for all purposes of this Plan, and neither the Employer nor the Committee shall be obligated to search for or ascertain the whereabouts of any such person.

    SECTION 14.8. AMENDMENTS. The Corporation, by action of its Board of Directors or the Executive Committee thereof, reserves the right to amend, alter, modify or suspend, in whole or in part, any provision or provisions of this Plan at any time, retroactively or otherwise, without the consent of the Trustee, provided that no such action shall cause or permit any portion of the corpus or income of the Trust to revert to or become the property of or be used for the benefit of the Employer, or divert any portion of the corpus or income of the Trust for purposes other than the exclusive benefit of the Participants and their Beneficiaries. Any such amendment, alteration, modification or suspension shall be set forth in a written instrument executed by the Corporation.

    SECTION 14.9. HEADINGS. The headings and subheadings in this Plan are inserted for convenience and reference only and are not intended to be used in construing this Plan or any provision hereof.

    SECTION 14.10. GOVERNING LAW. This Plan shall be construed according to the law of the State of New York and applicable federal law, and all provisions hereof shall be administered according to the law of the State of New York and applicable federal law.

                                      ARTICLE 15

                            ADMISSION OF CERTAIN EMPLOYEES

    SECTION 15.1.  FORMER BOEING COMPANY EMPLOYEES.

         (a) GENERAL. For purposes of this Section 15.01, a former Boeing Company employee is an Employee who was employed by Boeing Company on September 30, 1986 and became employed by the Employer on October 1, 1986.

         (b) ENTRY DATE. The term "Entry Date" for a former Boeing Company employee shall include, in addition to the Entry Dates specified in Section
2.27 hereof, October 1, 1986.

         (c) CONTINUOUS SERVICE. Boeing Company shall be considered an Employer for the sole purpose of determining the Continuous Service of a former Boeing Company employee.

         (d) COMPENSATION. The Compensation of a former Boeing Company employee for the Plan Year ending December 31, 1986 shall be his or her annual salary with the Employer on October 1, 1986.

    SECTION 15.2.  FORMER CHEMICAL BANK EMPLOYEES.

         (a) GENERAL. For purposes of this Section 15.02, a former Chemical Bank employee is an Employee (1) who was employed by Chemical Bank on October 14, 1988 and became employed by the Employer on October 17, 1988, or (2) who was employed by Chemical Bank on December 8, 1994 and became employed by the Employer on December 9, 1994.

         (b) CONTINUOUS SERVICE. Chemical Bank and any employer described in Appendix V of the Savings Incentive Plan of Chemical Bank and Certain Affiliated Companies that is the employer of a former Chemical Bank employee described in such Appendix V shall be considered Employers for the sole purpose of determining the Continuous Service of a former Chemical Bank employee.

    SECTION 15.3. FORMER EAST NEW YORK EMPLOYEES. If an Employee attained age 21 on or before December 31, 1989 and completed 1000 "Hours of Service" with the East New York Bank, under the terms of the East New York Plan, as in effect on December 31, 1989, during the period in 1989 commencing on his date of employment with East New York Bank, or an anniversary thereof, and ending on December 31, 1989, such Employee shall be eligible to participate in this Plan on January 1, 1990.

    SECTION 15.4.  FORMER MONROE SAVINGS BANK, F.S.B. Employees.

         (a) ELIGIBILITY TO PARTICIPATE. A former employee of Monroe Savings Bank, F.S.B. who became an Employee on January 29, 1990 shall be eligible to participate in the Plan on January 1, 1991 if he becomes an Eligible Employee on or before that date. For purposes of determining whether a former employee of Monroe Savings Bank, F.S.B. is an Eligible Employee, his service with Monroe Savings Bank, F.S.B. shall be counted.

         (b) ROLLOVER CONTRIBUTIONS. A former employee of Monroe Savings Bank, F.S.B. who became an Employee on January 29, 1990 may make a Rollover Contribution to the Plan on the Revaluation Date immediately following the date he receives a distribution from a qualified plan of Monroe Savings Bank, F.S.B.

    SECTION 15.5.  FORMER EMPIRE FEDERAL SAVINGS BANK OF AMERICA EMPLOYEES.

         (a) ELIGIBILITY TO PARTICIPATE. A former employee of Empire Federal Savings Bank of America who became an Employee on September 29, 1990 shall be eligible to participate in the Plan on July 1, 1991 if he becomes an Eligible Employee on or before that date. For purposes of determining whether a former employee of Empire Federal Savings Bank of America is an Eligible Employee, his service with Empire Federal Savings Bank of America shall be counted.

         (b) ROLLOVER CONTRIBUTIONS. A former employee of Empire Federal Savings Bank of America who became an Employee on September 29, 1990 may make a Rollover Contribution to the Plan on the Revaluation Date immediately following the date he receives a distribution from a qualified plan of Empire Federal Savings Bank of America.

    SECTION 15.6.  FORMER GOLDOME EMPLOYEES.

         (a) ELIGIBILITY TO PARTICIPATE. A former employee of Goldome who became an Employee on June 1, 1991 shall be eligible to participate in the Plan on January 1, 1992 if he becomes an Eligible Employee on or before that date. For purposes of determining whether a former employee of Goldome is an Eligible Employee, his service with Goldome shall be counted.

         (b) ROLLOVER CONTRIBUTIONS. A former employee of Goldome who became an Employee on June 1, 1991 may make a Rollover Contribution to the Plan on the Revaluation Date immediately following the date he receives a distribution from a qualified plan of Goldome.

    SECTION 15.7. FORMER ENDICOTT TRUST COMPANY EMPLOYEES AND CENTRAL TRUST COMPANY EMPLOYEES. A former employee of Endicott Trust Company or Central Trust Company who became an Employee on July 1, 1992 shall be eligible to participate in the Plan on January 1, 1993 if he becomes an Eligible Employee on or before that date. For purposes of determining whether a former employee of Endicott Trust Company or Central Trust Company is an Eligible Employee, his service with Endicott Trust Company or Central Trust Company shall be counted.

    SECTION 15.8. FORMER CITIZENS SAVINGS BANK EMPLOYEES. A former Citizens Savings Bank employee is an Employee who was employed by Citizens Savings Bank, F.S.B. prior to December 1, 1994. Citizens Savings Bank, F.S.B. shall be an Employer for the purpose of determining the Continuous Service of a former Citizens Savings Bank employee.

    SECTION 15.9. FORMER STATEWIDE FUNDING CORP. EMPLOYEES. A former Statewide Funding Corp. employee is an Employee who was employed by Statewide Funding Corp. prior to March 26, 1995. Statewide Funding Corp. shall be an Employer for the purpose of determining the Continuous Service of a former Statewide Funding Corp. employee.

    SECTION 15.10. FORMER CHASE BANK EMPLOYEES. A former Chase Bank employee is an Employee who was employed by Chase Manhattan Bank, N.A. on July 21, 1995 and who became employed by the Employer on July 22, 1995. Chase Manhattan Bank, N.A. shall be an Employer for the purpose of determining the Continuous Service of a former Chase Bank employee.

    SECTION 15.11. FORMER EXCHANGE MORTGAGE CORP. EMPLOYEES. A former Exchange Mortgage Corp. employee is an Employee who was employed by Exchange Mortgage Corp. on October 1, 1995 and who became employed by the Employer on October 2, 1995. Exchange Mortgage Corp. shall be an Employer for the purpose of determining the Continuous Service of a former Exchange Mortgage Corp. employee.

    SECTION 15.12. FORMER INTEGRA BANK EMPLOYEES. A former Integra Bank employee is an Employee who was an employee of Integra Bank before January 1, 1996 and who became employed by the Employer on or before January 1, 1996. Integra Bank shall be an Employer for the purposes of determining the Continuous Service of a former Integra Bank employee.

                                      ARTICLE 16

                         PROTECTED BENEFIT OPTIONS FOR FORMER
                        PARTICIPANTS IN PLANS SUBJECT TO CODE
                              SECTIONS 401(a)(11) AND 417

    SECTION 16.1. DEFINITIONS. For purposes of this Article 16, the following terms are defined as follows:

         (a) Annuity Starting Date: The first day of the first period for which an amount is payable as an annuity, or, in the case of a benefit that is not payable in the form of an annuity, the first day on which all events have occurred which entitle the Former Merged Plan Participant to such benefit.

         (b) Disability Retirement Date: The first day of the month following the date on which a Former ENY Plan Participant becomes
"permanently and totally disabled" as defined in Section 2.22 of the First Empire State Corporation Retirement Plan.

         (c) ENY Plan: The 401(k) Plan for the Employees of The East New York Savings Bank.

         (d) Early Retirement Date: The first day of the month following the earlier of (1) a Former ENY Plan Participant's attainment of age 60 and his completion of five "Years of Service" following the commencement of participation in the ENY Plan, or (2) a Former ENY Plan Participant's completion of 30 "Years of Service" following the commencement of participation in the ENY Plan. If a Former ENY Plan Participant did not complete five or 30 "Years of Service" (whichever is applicable) from the date of his commencement of participation in the ENY Plan through December 31, 1989, his years of service after commencement of participation in this Plan shall be counted as "Years of Service." In determining "Years of Service" under this Plan, the term "Years of Service" shall have the same meaning as such term is used in, and a Former ENY Plan Participant shall be credited with "Years of Service" in accordance with the terms of, the ENY Plan in effect on December 31, 1989.

         (e) Former ENY Plan Participant: An individual with an account balance in the ENY Plan on the Merger Date.

         (f) Former MHT Plan Participant: An individual with an account balance in the MHT Plan on the Merger Date.

         (g) Former Merged Plan Participant: A Former ENY Plan Participant or a Former MHT Plan Participant.

         (h) Life Annuity: A monthly annuity payable over the lifetime of the annuitant.

         (i) MHT Plan:  The Employees' Savings Incentive Plan of
Manufacturers Hanover Trust Company and Certain Affiliated Companies.

         (j) Merged Plan:  The ENY Plan or the MHT Plan.

         (k) Merger Date: December 31, 1991, in the case of the ENY Plan, or January 1, 1993, in the case of the MHT Plan.

         (l) Normal Form of Benefit: A Qualified Joint and Survivor Annuity, in the case of a Former Merged Plan Participant who has a Spouse on his Annuity Starting Date, and a Life Annuity in the case of a Former Merged Plan Participant who does not have a Spouse on his Annuity Starting Date.

         (m) Normal Retirement Date: The first day of the month following the later of a Former ENY Plan Participant's (1) attainment of age 65, or (2) fifth anniversary of participation in this Plan.

         (n) Preretirement Survivor Annuity: A Life Annuity payable to a surviving Spouse that can be provided with 100 percent of the Protected Balance of a Former Merged Plan Participant.

         (o) Protected Balance: The lesser of a Former Merged Plan Participant's (a) account balance under the Merged Plan as of the Merger Date, or (b) Account balance as of the Revaluation Date next preceding the date of Distribution of his Account.

         (p) Qualified Election: A waiver of the Normal Form of Benefit. A waiver of the Normal Form of Benefit shall be invalid unless: (1) the Former Merged Plan Participant's Spouse consents in writing to the election; (2) the election designates a form of Distribution and a specific Beneficiary, including any class of Beneficiaries or any contingent Beneficiary, that may not be changed without Spousal consent (or the Spouse expressly permits designations by the Former Merged Plan Participant without any further Spousal consent); (3) the Spouse's consent acknowledges the effect of the election; and (4) the Spouse's consent is witnessed by a Plan representative or notary public. A consent that permits designations by the Former Merged Plan Participant without any requirement of further Spousal consent must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary and a specific form of Distribution, and that the Spouse voluntarily elects to relinquish either or both of such rights. If it is established to the satisfaction of the Committee that Spousal consent cannot be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as are prescribed by Treasury Regulations, a waiver without Spousal consent shall be a valid Qualified Election. Any Spousal consent obtained under this Article 16 (or establishment that the consent of a Spouse cannot be obtained) shall be effective only with respect to such Spouse.

         (q) Qualified Joint and Survivor Annuity: A Life Annuity payable to the Former Merged Plan Participant, and upon his death, a Life Annuity, equal to 50 percent of the Former Merged Plan Participant's Life Annuity, payable to the surviving Spouse of the Former Merged Plan Participant.

         (r) Spouse: The spouse to whom a Former Merged Plan Participant is married for the 12-month period ending on the earlier of the Former Merged Plan Participant's death or Annuity Starting Date. The 12-month requirement shall not apply to a Former ENY Plan Participant.

    SECTION 16.2. PROTECTED DISTRIBUTION OPTIONS AVAILABLE TO FORMER MERGED PLAN PARTICIPANTS.

         Notwithstanding any other provision of this Plan, and subject to
Section 16.05 hereof, if the Protected Balance of a Former Merged Plan Participant is greater than $3,500 and if the Former Merged Plan Participant elects a Distribution of his Protected Balance in the form of an annuity, he shall receive an amount of his Account equal to his Protected Balance in the Normal Form of Benefit. If a Former Merged Plan Participant's Protected Balance is not greater than $3,500, Distribution of the Former Merged Plan Participant's Protected Balance shall be made in accordance with Article 9 hereof.

    SECTION 16.3. ADDITIONAL PROTECTED DISTRIBUTION OPTIONS AVAILABLE TO FORMER ENY PLAN PARTICIPANTS.

         (a) Notwithstanding any other provision of this Plan, a Former ENY Plan Participant shall be eligible to elect to receive an amount of his Account up to his Protected Balance as an in-service withdrawal as described in Article 7 hereof or as described below:

              (1) A Former ENY Plan Participant may make up to two in-service withdrawals during any 12-month period.

              (2) The minimum withdrawal shall be the lesser of $200 or the amount of the Former ENY Plan Participant's Protected Balance. The maximum withdrawal shall equal the Participant's Protected Balance.

              (3) Amounts shall be withdrawn in the following sequence and upon the following conditions:

                   (i) After-tax Contributions.

                 (ii)  Earnings on After-tax Contributions.

                (iii) Additional Employer Contributions, Rollover Contributions, direct transfers from predecessor plans and earnings on such Contributions and transfers, upon the Former ENY Plan Participant's completion of at least five "Years of Service" after commencing participation in the ENY Plan. The Former ENY Plan Participant shall specify the amount of Additional Employer and Rollover Contributions and transferred funds to be withdrawn. For purposes of this Section 16.03(a), a Former ENY Plan Participant's years of service after commencing participation in this Plan shall be counted as "Years of Service." The term "Years of Service" shall have the same meaning as such term is used in, and a Former ENY Plan Participant shall be credited with "Years of Service" in accordance with the terms of, the ENY Plan, as in effect on December 31, 1989. Upon any withdrawal under this (iii), a Former ENY Plan Participant shall forfeit his right to future Additional Employer Contributions under the Plan for a period of 12 consecutive months, beginning on the first day of the Plan Year following the date of withdrawal.

                   (iv) Pre-tax Contributions and earnings on such Contributions, upon the Former ENY Plan Participant's attainment of age 591/2,.

              (4) The order of withdrawal of funds from the Investment Funds shall be determined in accordance with Section 7.02 hereof.

         (b) Subject to Sections 16.02 and 16.05 hereof, a Former ENY Plan Participant who retires at or after his Normal, Early or Disability Retirement Date shall be eligible to elect to receive an amount of his Account equal to his Protected Balance in any form of benefit described in
Article 9 hereof or in any form described below:

              (1) A joint and survivor annuity under which a Life Annuity is payable to the Former ENY Plan Participant, and upon his death, a Life Annuity, equal to 100% of the Life Annuity payable to the Former ENY Plan Participant, is payable to the Former ENY Plan Participant's surviving Spouse. A Former ENY Plan Participant may elect this option without the consent of his Spouse.

              (2) A Life Annuity payable to the Former ENY Plan Participant.

              (3) A Life Annuity payable to the Former ENY Plan Participant, with the provision that, if the Former ENY Plan Participant dies prior to receiving 120 payments, the remainder of the 120 payments shall be paid to the Former ENY Plan Participant's Beneficiary. If the joint life expectancy of the Former ENY Plan Participant and his Beneficiary is less than 120 months, the number of guaranteed payments shall be equal to the period (in full months) of the joint life expectancy of the Former ENY Plan Participant and his Beneficiary.

              (4) A Life Annuity payable to the Former ENY Plan Participant, and upon his death, a lump sum payment to his Beneficiary equal to the excess, if any, of the net consideration provided to purchase the Life Annuity over the total amount of payments made to the Former ENY Plan Participant.

         (c) Subject to Sections 16.02 and 16.05 hereof, a Former ENY Plan Participant who terminates service with the Employer prior to his Normal, Early or Disability Retirement Age shall be eligible to elect to receive an amount of his Account equal to his Protected Balance in any form of benefit described in Article 9 hereof or in the form of an annuity described in
(b)(4) above, with payments commencing at Normal or Early Retirement Date. The Former ENY Plan Participant may convert such an annuity into a lump-sum payment, a Life Annuity, or a Life Annuity with 120 guaranteed payments during the 90-day period preceding his Annuity Starting Date.

    SECTION 16.4. ADDITIONAL PROTECTED DISTRIBUTION OPTIONS AVAILABLE TO FORMER MHT PLAN PARTICIPANTS. Subject to Sections 16.02 and 16.05 hereof, a Former MHT Plan Participant shall be eligible to elect to receive an amount of his Account equal to his Protected Balance in any form of benefit described in Article 9 hereof or in any form described below:

         (a) A joint and survivor annuity under which a Life Annuity is payable to the Former MHT Plan Participant and, upon his death, a Life Annuity in the same or lesser amount is payable to the Former MHT
Participant's designated joint annuitant. If the Former MHT Plan Participant or his designated joint annuitant dies prior to the Former MHT Plan Participant's Annuity Starting Date, the election of this option shall be void.

         (b) A Life Annuity.

    SECTION 16.5. ELECTION TO WAIVE THE NORMAL FORM OF DISTRIBUTION. A Former Merged Plan Participant may waive the Normal Form of Benefit and elect a Distribution option described in Section 16.03 or 16.04 hereof, whichever is applicable, pursuant to a Qualified Election made within the 90-day period ending on the Annuity Starting Date. The Committee shall provide each Former Merged Plan Participant no less than 30 days and no more than 90 days prior to the Annuity Starting Date a written explanation of: (a) the terms and conditions of the Normal Form of Benefit and other Distribution options under the Plan, including the relative values of such options; (b) the Former Merged Plan Participant's right to make, and the effect of, an election to waive the Normal Form of Benefit; (c) the rights of the Former Merged Plan Participant's Spouse; and (d) the right to make, and the effect of, a revocation of a previous election to waive the Normal Form of Benefit. Notwithstanding the preceding sentence, a Former Merged Plan Participant may elect (with Spousal consent and to the extent permitted under the Code and applicable

Treasury Regulations) to waive the foregoing 30-day period, provided that such Participant's annuity payments begin no earlier than seven days after the date the foregoing written explanation is provided to him. A Qualified Election shall not be valid unless the Former Merged Plan Participant has received the foregoing written explanation. A Former Merged Plan Participant may revoke a Qualified Election at any time before the Annuity Starting Date without the consent of his Spouse. The number of revocations shall be unlimited.

    SECTION 16.6.  PRERETIREMENT DEATH OF FORMER MERGED PLAN PARTICIPANT.

         The surviving Spouse of a Former Merged Plan Participant who dies prior to his Annuity Starting Date shall be eligible for a Preretirement Survivor Annuity if the Former Merged Plan Participant elected an annuity distribution during the 90-day period ending on his Annuity Starting Date. The surviving Spouse (or, if there is no surviving Spouse, the Beneficiary) of a Former Merged Plan Participant may waive, within 30 days of the death of the Former Merged Plan Participant, the Preretirement Survivor Annuity in favor of Distribution of the Former Merged Plan Participant's Protected Balance in the form of a lump sum payment, or, in the case of a Former MHT Plan Participant, installment payments described in Section 17.02(b)(1) hereof. A Preretirement Survivor Annuity or other death benefit payable under this Section 16.06 shall be payable on the 90th day after the Revaluation Date elected by the surviving Spouse or Beneficiary, except that if the Former Merged Plan Participant's Protected Balance as of the Revaluation Date following his death is $3,500 or less, the Protected Balance shall be payable in accordance with the terms of Article 9 hereof.

    SECTION 16.7. PURCHASE OF ANNUITY. Any annuity Distribution payable under this Article 16 shall be funded with an insurance contract purchased with a Former Merged Plan Participant's Protected Balance. The insurance contract shall be distributed to the Former Merged Plan Participant (or his Surviving Spouse or Beneficiary), and, by its terms, shall not be transferable by the Former Merged Plan Participant (or his Surviving Spouse or Beneficiary) and shall be consistent with the terms of this Plan.

                                      ARTICLE 17

                            Protected Benefit Options For
                           Former Participants in Plans Not
                           Subject to Code Section 401(a)(11)

    SECTION 17.1. DEFINITIONS. For purposes of this Article 17, the following terms are defined as follows:

         (a) Chase Plan: The Thrift-Incentive Plan of The Chase Manhattan Bank, N.A.

         (b) Chemical Plan: The Savings Incentive Plan of Chemical Bank and Certain Affiliated Companies.

         (c) Citizens Plan: The Citizens Savings Bank Profit Sharing/Salary Investment Plan.

         (d) Former Chase Plan Participant: An individual with an account balance in the Chase Plan on the Merger Date.

         (e) Former Chemical Plan Participant: An individual with an account balance in the Chemical Plan on the Merger Date.

         (f) Former Citizens Plan Participant: An individual with an account balance in the Citizens Plan on the Merger Date.

         (g) Former Merged Plan Participant:  A Former Chase Plan
Participant, a Former Chemical Plan Participant, a Former Citizens Plan Participant or a Former Statewide Plan Participant.

         (h) Former Statewide Plan Participant: An individual with an account balance in the Statewide Plan on the Merger Date.

         (i) Merged Plan: The Chase Plan, the Chemical Plan, the Citizens Plan or the Statewide Plan.

         (j) Merger Date: January 1, 1995, in the case of a Former Chemical Plan Participant or a Former Citizens Plan Participant, April 1, 1995, in the case of a Former Statewide Plan Participant, or October 1, 1995, in the case of a Former Chase Plan Participant.

         (k) Protected Balance: The lesser of a Former Merged Plan Participant's (1) account balance in a Merged Plan as of the Merger Date, or
(2) Account balance as of the Revaluation Date next preceding a Distribution thereof.

         (l) Statewide Plan: The Statewide Funding Corp. Profit Sharing Plan and Trust.

    SECTION 17.2.  PROTECTED BENEFIT OPTIONS FOR FORMER CHEMICAL PLAN
PARTICIPANTS.

         (a) Notwithstanding any other provision of this Plan, a Former Chemical Plan Participant shall be eligible to elect to receive an amount of his Account up to his Protected Balance as an in-service withdrawal as described in Article 7 hereof or as described below:

              (1) In-service withdrawal at any time of all or part of the Former Chemical Plan Participant's after-tax contributions in the following order: (i) after-tax contributions contributed under any predecessor to the Chemical Plan prior to January 1, 1987, excluding earnings thereon; (ii) After-Tax Contributions (as defined in Chemical Plan Section 1.2) and other after-tax contributions contributed to the Chemical Plan and any predecessor thereto after December 31, 1986, including earnings thereon; and (iii) earnings on contributions described in (i) above.

              (2) In-service withdrawal at any time after attainment of age 591/2 of up to 100 percent of the Former Chemical Plan Participant's Protected Balance.

              (3) In-service withdrawal at any time of the Former Chemical Plan Participant's (i) "MHT Optional Allocations," if any, contributed under the MHT Profit Sharing Plan prior to

January 1, 1980; (ii) "Matching
Contributions," if any, contributed under the MHT Performance Incentive Plan on or before March 1, 1988; and (iii) Rollover Contributions, if any, made to the Chemical Plan, or any predecessor thereof, prior to January 1, 1995.

         (b) Notwithstanding any other provision of this Plan, if a Former Chemical Plan Participant's Protected Balance is greater than $3,500, he shall be eligible to elect to receive an amount of his Account equal to his Protected Balance in any form of benefit described in Article 9 hereof or in any form described below:

              (1) Approximately equal annual cash installments of at least $500 over a period no longer than the life expectancy of the Former Chemical Plan Participant or the joint life expectancy of the Former Chemical Plan Participant and his designated Beneficiary. The $500 minimum installment requirement does not apply to a Former Chemical Plan Participant who was a participant in the Chemical Savings Plan on December 31, 1987.

              (2) Deferral of benefit commencement until the Revaluation Date following the date on which the Former Chemical Plan Participant attains age 701/2.

              (3) Distribution of After-Tax Contributions made to the Chemical Plan prior to January 1, 1993 in a lump sum as soon as practicable after the Revaluation Date following the Former Chemical Plan Participant's termination of service with the Employer, and deferral of his remaining Protected Balance until a date no later than the date described in (2) above.

         (c) A Former Chemical Plan Participant who is also a Former MHT Plan Participant (as defined in Section 16.01(f) hereof) shall be eligible to elect (1) to have his entire Protected Balance Distributed to him in any form described in (b) above, or (2) to have that part of his Protected Balance described in Section 16.01(o) hereof, if any, Distributed in a form described in Section 16.04 hereof and the remainder of his Protected Balance distributed in a form described in (b) above.

         (d) The Beneficiary of a Former Chemical Plan Participant who was a participant in the Chemical Savings Plan on December 31, 1992 may elect to have his death benefit payable in approximately equal annual installments up to a maximum of 15 installment payments.

    SECTION 17.3.  PROTECTED BENEFIT OPTIONS FOR FORMER CITIZENS PLAN
PARTICIPANTS.

         (a) Notwithstanding any other provision of this Plan, a Former Citizens Plan Participant shall be eligible to elect to receive an amount of his Account up to his Protected Balance as an in-service withdrawal as described in Article 7 hereof or as described below:

              (1) In-service withdrawal (1) prior to attainment of age 591/2, of the Former Citizens Plan Participant's After-Tax Contributions (as defined in Citizens Plan Section 2.15) once every six months; or

              (2) Upon attainment of age 591/2, of all or part of the Former Citizens Plan Participant's Protected Balance.

         (b) Notwithstanding any other provision of this Plan, if a Former Citizens Plan Participant's Protected Balance is greater than $3,500, he shall be eligible to elect to defer Distribution of his Protected Balance until the Revaluation Date preceding or coincident with the April 1 of the calendar year following the calendar year in which the later of the Former Citizens Plan Participant's attainment of age 701/2 or retirement occurs.

    SECTION 17.4. PROTECTED BENEFIT OPTIONS FOR FORMER STATEWIDE PLAN PARTICIPANTS. Notwithstanding any other provision of this Plan, if a Former Statewide Plan Participant's Protected Balance is greater than $3,500, he shall be eligible to elect to receive an amount of his Account equal to his Protected Balance in any form of benefit described in Article 9 hereof or in monthly, quarterly, semiannual or annual cash installments over a period no longer than the life expectancy of the Former Statewide Plan Participant or the joint life expectancy of the Former Statewide Plan Participant and his designated Beneficiary.

    SECTION 17.5.  PROTECTED BENEFIT OPTIONS FOR FORMER CHASE PLAN
PARTICIPANTS.

         (a) Notwithstanding any other provision of this Plan, a Former Chase Plan Participant shall be eligible to elect to receive an amount of his Account up to his Protected Balance as an in-service withdrawal as described in Article 7 hereof or as described below:

              (1) Withdrawal at any time of an amount equal to all or any part of the sum of the Former Chase Plan Participant's: (i) Company Contributions Account (as defined in Chase Plan Section 2.9) balance as of the Merger Date, excluding Limited Deferral Allocations (as defined in Chase Plan Section 2.32); (ii) TIP Saver Account (as defined in Chase Plan Section 2.51) balance; and (iii) Rollover Contributions Account (as defined in Chase Plan
Section 2.43) balance.

              (2) Withdrawal after attaining age 591/2 of an amount equal to the Former Chase Plan Participant's TaxWiser Account (as defined in Chase Plan Section 2.46) balance as of the Merger Date.

         (b) Notwithstanding any other provision of this Plan, if a Former Chase Plan Participant's Protected Balance is greater than $3,500, he shall be eligible to elect to receive an amount of his Account equal to his Protected Balance in any form of benefit described in Article 9 hereof or in quarterly cash installments over a period of five or ten years, as elected by the Former Chase Plan Participant, but not beyond the 80th birthday of the Former Chase Plan Participant.

    SECTION 17.6.  REPAYMENT OF CASH-OUT.

         (a) If, upon termination of service with an employer that participated in a Merged Plan, a Former Merged Plan Participant received a distribution from his account thereunder when he was less than 100 percent vested in his account and forfeited his nonvested account balance, and if the Former Merged Plan Participant then is employed by the Employer before he incurs five consecutive one-year Breaks in Service, his forfeited account balance shall be restored to him if he repays to the Plan the full amount of the distribution attributable to employer contributions before the earlier of (1) five years after the date on which the Former Merged Plan Participant is employed by the Employer, or (2) the date on which the Former Merged Plan Participant incurs five consecutive one-year Breaks in Service following the distribution.

         (b) If, upon termination of service with an employer that participated in a Merged Plan, a Former Merged Plan Participant who was 0 percent vested in his account under a Merged Plan was deemed to have received a distribution of his vested account balance and forfeited his nonvested account balance, his forfeited account balance shall be restored to him if he is employed by the Employer before he incurs five consecutive one-year Breaks in Service.

         (c) For purposes of (a) and (b) above, (1) the term "Merged Plan" means the Citizens Plan or the Statewide Plan, and (2) the term "Break in Service" shall have the same meaning as such term is used in: (i) the Citizens Plan, in the case of a Former Citizens Plan Participant, or (ii) the Statewide Plan, in the case of a Former Statewide Plan Participant.